Exhibit 99(c)5

                                                                    Confidential
--------------------------------------------------------------------------------

                                U.S. TIMBERLANDS

       Presentation to the Independent Committee of the Board of Directors

                                November 30, 2001

                                           [LOGO] Dresdner Kleinwort Wasserstein
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

Table of Contents
--------------------------------------------------------------------------------

      1.    Situation Overview

      2.    Overview of U.S. Timberlands

      3.    Strategic Process

      4.    Valuation

      5.    Appendix

            A.    Klamath Projections / Financials

            B.    Yakima Projections / Financials

            C.    Discounted Cash Flow Analysis

            D.    Cash Distribution Valuation Analysis

            E.    Comparable Companies Analysis

            F.    Comparable Transactions Analysis

            G.    Appraisal Valuation

            H.    Minority Close-out Analysis

            I.    WACC Analysis

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

                         ------------------------------

                               Situation Overview

                         ------------------------------

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                                      - 1 -

                                                              Situation Overview

Recent Developments - Revised Offer
--------------------------------------------------------------------------------

o On November 8, 2001, U.S. Timberlands, L.P. (the "Company") issued a revised offer to buy back all of the outstanding common units not held by the Company's management or affiliates (collectively, "Senior Management")

o Under the revised offer, the Company aims to tender for 50% of the 7.9 MM publicly held common units for cash at $3.75 per unit and convert the remaining common units into Company issued 7% subordinated notes (the "Revised Offer")

      o The Revised Offer comes following a prior offer made by the Company on May 10, 2001 to tender for 39% of the 7.9 MM publicly held common units for cash at $7.75 per unit and convert the remaining units into Company issued 9 5/8% subordinated notes (the "Initial Offer")

o     The Revised Offer is valued substantially below the Initial Offer; if all
      7.9 MM publicly held common units tender, the notional values of the two offers compare as follows:

                                        Revised Offer (11/8/01)          Initial Offer (5/10/01)
                                        -----------------------          -----------------------
                                       Per Unit       Aggregate         Per Unit       Aggregate
                                       --------       ---------         --------       ---------
Cash                                    $1.875          $14.7            $3.05          $  24.0

Notional Debt (par)                     $1.875          $14.7            $4.70          $  36.9

   Total                                $3.75           $29.4            $7.75          $  60.9

% Reduction                                               52%

Pre-announcement Share Price            $2.30                            $6.92

Premium (notional)                        63%                              12%

o The issued debt likely would be valued substantially below par (40% to 60%) due to its deep subordination, especially given the Company's holding company structure following the proposed acquisition (see Reorganization discussion)

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                                     - 2 -

                                                              Situation Overview

Recent Developments - Internal Fairness Committee Meeting
--------------------------------------------------------------------------------

o On August 1, 2001, DrKW held an internal fairness committee meeting to discuss the Initial Offer based on the Company projections received and financial due diligence performed to date; the preliminary observations were:

      o Actual value of offer below DrKW valuation range, especially given that the 9 5/8% subordinated notes offered would trade at a deep discount to par (at the time expected at 60% to 70% of par)

      o The Company would have difficulty servicing interest on the offered 9 5/8% subordinated notes

      o     The Company should raise cash component of overall offer

o On August 2, 2001, DrKW met with the Independent Committee of the Company's Board of Directors to discuss the preliminary observations

o Since that meeting, the Company generated a revised set of projections ("Company Projections"), which were delivered to DrKW on October 10, 2001; they compare as follows

      o Net realized prices on log sales are meaningfully lower (25% to 35% in 2003-2005)

      o     Overall harvest volumes are 15% to 25% higher

      o     Capex and operating expenses materially unchanged

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                                     - 3 -

                                                              Situation Overview

Comparison of Klamath Falls Projections
--------------------------------------------------------------------------------

  (The following tables were depicted as bar charts in the printed material.)

                    Annual Harvest Volume (MMBF)                                             Annual Harvest Volume (MMBF)
                  Company Projections, July 2001                                          Company Projections, October 2001
---------------------------------------------------------                       ----------------------------------------------------
            2001E     2002E     2003E     2004E     2005E                            2001E     2002E     2003E     2004E     2005E
            -----     -----     -----     -----     -----                            -----     -----     -----     -----     -----
Log Sales   162        152       135       125       120         Log Sales            92         79       54        100       100
                                                                 Timber Deed Sales   135         80       79         34        25
                                                                                     ---         --       --         --        --
                                                                 Total               227        159      133        134       125
                                                                                     ===        ===      ===        ===       ===

                                 ---------------------------------------------------------------------------------------------------
                                      % Change       40.1%            4.6%           -1.5%            7.2%             4.2%
                                 ---------------------------------------------------------------------------------------------------

             Company Projections, July 2001 ($MM)                                         Company Projections, October 2001 ($MM)
----------------------------------------------------------------                      ----------------------------------------------
                   2001E     2002E     2003E     2004E     2005E                       2001E     2002E     2003E     2004E     2005E
                   -----     -----     -----     -----     -----                       -----     -----     -----     -----     -----
Revenue Net of                                                     Revenue Net of
 Log and Haul                                                       Log and Haul
 Costs                                                              Costs
EBITDDA            27.2      28.7      32.6      36.4      34.8    EBITDDA              24.3      26.7      26.0      24.8      28.3
                   ----      ----      ----      ----      ----                         ----      ----      ----      ----      ----
Total              37.6      39.1      42.9      46.6      45.0    Total                35.1      35.2      34.4      33.2      36.7
                   ====      ====      ====      ====      ====                         ====      ====      ====      ====      ====

                                 ---------------------------------------------------------------------------------------------------
                                      Net Revenue % Change       -6.6%        -10.0%        -19.8%         -28.8%         -18.4%
                                          EBITDDA % Change       -10.7%        -7.0%        -20.0%         -31.9%         -18.7%
                                 ---------------------------------------------------------------------------------------------------

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                                     - 4 -

                                                              Situation Overview

Comparison of Yakima Projections
--------------------------------------------------------------------------------

  (The following tables were depicted as bar charts in the printed material.)

                    Annual Harvest Volume (MMBF)                                         Annual Harvest Volume (MMBF)
                  Company Projections, July 2001                                      Company Projections, October 2001
---------------------------------------------------------                            ---------------------------------------------
                2001E     2002E     2003E     2004E     2005E                        2001E     2002E     2003E     2004E     2005E
                -----     -----     -----     -----     -----                        -----     -----     -----     -----     -----
Core                                                               Core
Timberland                                                         Timberland
Operations(1)   38.4      32.5       32.5      32.5     15.5       Operations(1)     26.2       36.6     40.2       41.3      20.3

                                                                   Camp 6             7.7       20.0     20.9       19.7      20.1
                                                                                     ----       ----     ----       ----      ----
                                                                   Total             33.9       56.6     61.1       61.1      40.3
                                                                                     ====       ====     ====       ====      ====

                                 ---------------------------------------------------------------------------------------------------
                                      % Change       -11.7%          73.8%           88.0%           88.0%            160.0%
                                 ---------------------------------------------------------------------------------------------------

             Company Projections, July 2001 ($MM)                                         Company Projections, October 2001 ($MM)
----------------------------------------------------------------                      ----------------------------------------------
                   2001E     2002E     2003E     2004E     2005E                       2001E     2002E     2003E     2004E     2005E
                   -----     -----     -----     -----     -----                       -----     -----     -----     -----     -----
Revenue Net                                                        Revenue Net
 of Log and Haul                                                    of Log and Haul
 Costs                                                              Costs(1)
EBITDDA            6.5       4.4       5.7        7.9      6.2     EBITDDA              5.9        8.4      11.5      12.0      10.6
                   ---       ---       ---        ---      ---                          ---        ---      ----      ----      ----
Total              8.8       6.5       7.8       10.0      8.3     Total                7.9       11.0      14.1      14.7      13.3
                   ===       ===       ===       ====      ===                          ===       ====      ====      ====      ====

                                 ---------------------------------------------------------------------------------------------------
                                      Net Revenue % Change     -10.2%          70.2%           82.3%         46.9%           61.2%
                                        EBITDDA % Change       -9.7%           91.6%          102.5%         51.6%           71.0%
                                 ---------------------------------------------------------------------------------------------------

----------
(1)   Includes Yainax and Antelope properties.

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                                     - 5 -

                                                              Situation Overview

Unit Price Since Initial Offer Announcement
--------------------------------------------------------------------------------

   (The following table was depicted as a line chart in the printed material.)

                                             Volume
                                  Close       (000)
                                  -----      ------
                5/10/2001         6.92        51.3
                 6/1/2001         5.54        56.8
                6/22/2001         5.67        26.6
                7/16/2001         5.84        23.9
                 8/6/2001         5.57        32.5
                8/27/2001         4.85        26.7
                9/24/2001            3        22.4
               10/15/2001         2.64          31
                11/5/2001         2.42        15.4
               11/27/2001         2.01       110.3

1)   5/10/01:  Announces Initial Offer

2)   6/18/01:  Announces receipt of financing committment

3)   8/17/01:  DrKW meets with Independent Committee re: Initial Offer

4)   8/17/01:  Reports 2Q01 net l;oss of $0.66 per unit compared to net income of $0.39 per unit in 2Q00

5)   9/19/01:  S&P downgrade of Klamath Notes to B from B+

6)   11/8/01:  Announces Revised Offer

7)   11/19/01: Reports 3Q01 net loss of $0.66 per unit compared to a net loss of
               $0.41 per unit in 3Q00

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                                     - 6 -

                                                              Situation Overview

Assignment & Background
--------------------------------------------------------------------------------

o The Company (U.S. Timberlands, L.P.) is a Delaware master limited partnership holding company

      o Primarily all of the Company's earnings are generated by its 99% owned operating subsidiary, U.S. Timberlands Klamath Falls, L.L.C. ("Klamath")

o     The Company has two classes of equity outstanding

      o Common units: 9.6 MM outstanding - 19% (1.8 MM) owned by the Senior Management

      o     Subordinated units: 3.2 MM outstanding - 100% owned by Senior
            Management

o On November 2, 2000, Senior Management announced that it was exploring alternatives to enhance unitholder value, including acquiring all of the publicly traded common units outstanding and taking the Company private

      o     No specific buyout terms announced

o On November 9, 2000, the Company's Board of Directors formed an independent committee (the "Independent Committee") to evaluate Senior Management's proposals for taking the Company private

o On May 10, 2001, the Company announced the terms of the Initial Offer and announced that it would suspend its cash distributions indefinitely

      o Public tender for approximately 39% of the 7.9MM common units not held by Senior Management for $7.75 per share in cash (3.1MM units) and conversion of the remaining 4.8 MM common units into 9 5/8% redeemable senior subordinated notes issued by U.S. Timberlands, L.P. due 2007

      o The Company also contemplated consolidating its affiliates into a single holding company structure simultaneously upon completion of the Initial Offer (see Reorganization discussion)

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                                     - 7 -

                                                              Situation Overview

--------------------------------------------------------------------------------

o On June 7, 2001, the Independent Committee retained Dresdner Kleinwort Wasserstein, Inc. ("DrKW") as financial advisor to assist in evaluating the Initial Offer

o     On August 1, 2001, DrKW held an internal Fairness Committee meeting

o On August 2, 2001, DrKW met with the Independent Committee to review DrKW's preliminary analysis of the Company and the Initial Offer

o On September 19, 2001, Standard & Poor's lowered its rating on the 9 5/8% Senior Notes issued by Klamath due 2007 to B from B+

      o Downgrade results from a significant deterioration in merchantable timber volume at Klamath due primarily to aggressive harvest levels and transfers of property to Klamath's affiliate (Yakima)

o On October 3, 2001, DrKW met with the Independent Committee and the Company to discuss recent developments in the timber industry and the Company's revised forecast and internal valuation analysis

o     On November 8, 2001, the Company announced its Revised Offer

      o As with the Initial Offer, the Company intends to consolidate its affiliates into a single holding company structure simultaneously upon completion of the revised offer (see Reorganization discussion)

o On November, 12, 2001, DrKW held an internal Fairness Committee meeting to discuss the Revised Offer

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                                     - 8 -

                                                              Situation Overview

Overview of Revised Offer
--------------------------------------------------------------------------------

Offer Terms(1):   o     Cash: $1.875

                  o Debt: $1.875 (par value) of the 7.00% redeemable Senior Subordinated Notes issued by U.S. Timberlands, L.P. due 2008 (the "Holdco Subordinated Notes")

                  o In aggregate, $14.7 MM in cash and $14.7MM in Holdco Subordinated Notes

                        - Cash component financed with draw on existing credit facility

Tender Offer
Structure:        o     Public tender by an acquisition company of 50% of the
                        7.9MM outstanding common units not held by Senior
                        Management for $3.75 per unit in cash followed by the merger of the acquisition company with and into the Company with the conversion of the remaining common units into the right to receive the Holdco Subordinated
                        Notes

Terms of
Subordinated
Notes:            o     Issuer: Company (U.S. Timberlands, L.P. or "Holdco")

                  o Rank: Unsecured senior subordinated notes structurally subordinated to all existing debt at the Company and its affiliates (see Reorganization discussion) o Maturity:
                        Seven years

                  o Interest: 7.00% per annum, payable in cash semi-annually in arrears

                  o     Redemption: Any time

                  o Sinking fund: 10% of then existing principal per annum deposited in sinking fund or proceeds used to repurchase outstanding Holdco Subordinated Notes

----------
(1) Assumes that all public unitholders tender their units and are treated fairly

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                                     - 9 -

                                                              Situation Overview

--------------------------------------------------------------------------------

Conditions/Other:   o   Approval of the Offer by the Independent Committee

                    o Senior Management expected to conduct a consent solicitation to amend the Klamath Notes indenture in connection with the Initial Offer

                        - However, unclear whether consent solicitation still will be a condition since Klamath, under the revised Company Projections, has reduced cashflows

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                                     - 10 -

                                                              Situation Overview

Proposed Reorganization
--------------------------------------------------------------------------------

o Simultaneous with the buyout, the Company would be reorganized to own 100% of Klamath and 100% of U.S. Timberlands Yakima, LLC ("Yakima"), which is currently 49% owned by the Company (and in which Klamath owns a preferred interest)

o As a result, the Holdco Subordinated Notes would be structurally subordinated to all debt incurred or existing at Klamath and Yakima

      o Two levels subordinated to the $225 MM 9 5/8% Senior Notes due 2007 issued by Klamath (the "Klamath Notes"), which currently trade at 65.0% to par (implied YTM @ 19.9%)

      o One level subordinated to $95 MM debt at Yakima (which includes $20 MM of debt to be incurred in connection with the buyout)

o The indenture governing the Klamath Notes prohibits any cash distributions to common and subordinated unitholders if EBITDDA does not equal or exceed 1.75x interest expense of $21.7 MM, or approximately $38 MM

      o Based on the Company Projections, Klamath will not generate enough EBITDDA necessary to make cash distributions for most of the forecast period

      o A majority vote of the bondholders would be necessary to amend the indenture of the Klamath Notes

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                                     - 11 -

                                                              Situation Overview

Proposed Transaction - Offer & Reorganization
--------------------------------------------------------------------------------

                                         Proposed Structure


                        Existing Structure (09/30/01)                                    Proposed Structure
                        -----------------------------                           -------------------------------------

                --Senior Management--|           Public                                        Senior
                |         |          |             |                                          Management
                |         |          |             |                                              |
                |        100%        |19%         81%                                             |
                |         |          |             |                                             100%
                |         |          |             |                                              |
                |   Subordinated     |-----------Common                                           |
                |   3.2MM units                9.7MM units                                    --------
                |              \       / ---- |                               $14.7MM -------COMPANY/
                |               \     /                                       Sub. Notes       Holdco
                |               -------                                                       --------
                51%  -----------COMPANY                                                           |  100%
                |    |          -------                                                           |
                |    |              |  ---|                                                   --------
                |    |              |     |Indenture                         $95 MM            YAKIMA
                |   49%            99%    |Restrictions                        Loan--------------LLC
                |    |              |     |on Distributions                                   --------
                |    |              |  ---|                                                       |
                |    |          -------                                                           | 100% ---|
                |    |          KLAMATH-------------$225MM                                        |         | Indenture
                |    |            LLC              Sr. Notes                                      |         | Restictions
                |    |          -------            19.9% YTM                                      |         | on Distributions
                |    |             |             Rating: B2/B                                     |         |
                |    |             |                                                              -----------
                |    |             |                                         $225MM                KLAMATH
                |    |             |                                        Sr. Notes----------------LLC
                |    |             |                                                              ---------
                |    |             |Preferred
                ------             |
   $75 MM       YAKIMA             |
     Loan--------LLC----------------
                ------

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                                     - 12 -

                                                              Situation Overview

Financing Commitment / Credit Facility
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o     The $14.7 MM cash tender would be financed by a loan provided by DG Bank
      (wrap guaranteed by MBIA) to Yakima

      o DG bank provided Yakima with a $95 MM credit facility on September 14, 2001, of which $75 MM has been drawn

      o The remainder would be drawn in connection with the proposed buyout and/or used for Yakima working capital

o The DG / MBIA credit facility is secured by a mortgage on all of Yakima's timber stock and timberlands as well as Yakima's 100% interest in Klamath (under the proposed structure)

      o The loan, however, cannot exceed 75% of the appraised value of Yakima's timberland properties

      o Timberlands are valued regularly (once per year by an independent appraiser) and subject to diminution based on timber prices and harvest and growth rates


o Before any distributions can be made by Yakima to the Company, a schedule of priority payments must be made, which include repayment of all interest and any principal owed on the Yakima loan, any guaranty fees owed on the loan and other costs required to service the timberland properties

o Principal on DG / MBIA Credit Facility set to be amortized beginning after three years

      o Principal owed between years 4 through 12 ($9.6 MM per year); though Senior Management expects to defer amortization until year 12

      o Interest coverage ratio on consolidated basis (Yakima and Klamath) required to be greater than 1.3x otherwise the DG / MBIA credit facility goes into default

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                                     - 13 -

                                                              Situation Overview

Overview of Management's Proposal ($ in millions, except per unit data)
--------------------------------------------------------------------------------

o The Offer is being made for the 7.9 MM common units outstanding and not already owned by Senior Management

o DrKW expects the Holdco Subordinated Notes issued in exchange for the common units to trade substantially below par

------------------------------------------------------------------------------------------------------------------------------
                    Implied Market Capitalization of Initial Offer and Premium Comparison
------------------------------------------------------------------------------------------------------------------------------
Nominal Offer Price                                            $ 3.75     $ 3.75     $ 3.75      $ 3.75     $ 3.75      $ 3.75
% of Par on Subordinated Notes(1)                                100%        80%        70%         60%        50%         40%
Actual Offer Price                                             $ 3.75     $ 3.38     $ 3.19      $ 3.00     $ 2.81      $ 2.63

Total Units Outstanding(2)                                       12.9       12.9       12.9        12.9       12.9        12.9
                                                               ------     ------     ------      ------     ------      ------
Implied Equity Market Value                                    $ 48.2     $ 43.4     $ 41.0      $ 38.6     $ 36.2      $ 33.8
Plus: Net Debt as of 9/30/01                                    222.8      222.8      222.8       222.8      222.8       222.8
                                                               ------     ------     ------      ------     ------      ------
Implied Adjusted Market Value                                  $271.0     $266.2     $263.7      $261.3     $258.9      $256.5

Premium of Actual Offer Price to:
Current Price, 11/28/01 ($1.99)                                 88.4%      69.6%      60.2%       50.8%      41.3%       31.9%
Pre-Announcement Price, 11/08/01 ($2.30)                        63.0%      46.7%      38.6%       30.4%      22.3%       14.1%
30-Day Average ($2.22)                                          68.9%      52.0%      43.6%       35.1%      26.7%       18.2%
First Special Committee Meeting, 8/2/01 ($5.60)                (33.0%)    (39.7%)    (43.1%)     (46.4%)    (49.8%)     (53.1%)
Announcement of Offer Terms, 5/10/01 ($6.92)                   (45.8%)    (51.2%)    (53.9%)     (56.6%)    (59.4%)     (62.1%)
Initial Announcement, 11/2/00 ($8.50)                          (55.9%)    (60.3%)    (62.5%)     (64.7%)    (66.9%)     (69.1%)
------------------------------------------------------------------------------------------------------------------------------

          Transaction                                        Book         Transaction                                          Book
          Multiples @    EBITDDA      $/MBF      $/Acre     Value         Multiples @      EBITDDA     $/MBF       $/Acre     Value
          -----------    -------      -----      ------     -----         -----------      -------     -----       ------     -----
LTM                       7.6x        $149        $404       1.3x                            7.3x       $143        $386       1.0x
2001E       $3.75        11.1x         N/A         N/A       1.5x           $2.81           10.7x        N/A         N/A       1.1x
2002E                    10.4x         N/A         N/A       3.3x                           10.0x        N/A         N/A       2.5x
LTM                       7.4x        $144        $390       1.0x                            7.2x       $141        $383       0.9x
2001E       $3.00        10.8x         N/A         N/A       1.2x           $2.63           10.6x        N/A         N/A       1.0x
2002E                    10.1x         N/A         N/A       2.6x                            9.9x        N/A         N/A       2.3x

(1) The outstanding Klamath Notes ($225MM 9 5/8% Senior Notes due 2007), which are senior to the Holdco Subordinated Notes, currently trade at 65.0% of par with an implied YTM of 19.9%.

(2) 0.8MM options outstanding have an average strike price of $13.75 and are significantly out-of-the-money.

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                                     - 14 -

                                                              Situation Overview

Valuation Summary
--------------------------------------------------------------------------------

Valuation Methodology
---------------------

52-week low/high unit price                      $1.85        $6.78       $8.63
Minority Close-out                               $3.01        $4.06       $7.07
Appraised Valuation                              $3.34        $2.80       $6.14
Comparable Acquisition                           $3.09        $4.38       $7.47
Comparable companies                             $3.47        $3.78       $7.25
Dividend Valuation                               $8.81        $2.14      $10.95
Discounted Cash Flow (Klameter Falls only)       $2.73        $3.39       $6.12

----------
Note: 11/8/01 Unit price = $2.30; current price at $1.99 (11/28/01).
(1) Actual appraisal based on 12/31/00 MBG appraisals at $8.94 per unit; appraisal based value range based on 10%-20% discount on timberlands appraisals.

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                                     - 15 -

                                                              Situation Overview

DrKW Work Process
--------------------------------------------------------------------------------

o Organizational teleconference meetings were held between DrKW and the Independent Committee in January 2001, before learning that Senior Management had not successfully secured financing for its proposal

o     The Initial Offer from Senior  Management was received by the  Independent
      Committee   on  May  10,  2001.   The   Independent   Committee   held  an
      organizational teleconference meeting on May 16, 2001

o On June 7, 2001, the Independent Committee briefed DrKW on its recent discussions with Senior Management and Senior Management's determination to move forward with the Initial Offer

o     DrKW met with Senior  Management  and  commenced its due diligence on June
      22, 2001

      o     Senior Management presented the Company's business plan to DrKW

      o The Klamath Falls 5-year business plan and assumptions were reviewed in detail, including:

            - Historical and projected timber prices and timber supply / demand conditions

            -     Future timber harvest volume expectations

      o Reviewed the proposed structure of the Initial Offer, particularly with respect to the offered 9 5/8% subordinated notes

o During the weeks of June 24 and July 2, 2001, DrKW held several teleconference meetings with the Company's CFO to review the business plan projections in greater detail

o On July 9 and 10, 2001, DrKW performed due diligence in Klamath Falls, Oregon, including tours of selected properties and meetings with business managers

                                                              Situation Overview

--------------------------------------------------------------------------------

o During the week of July 9, 2001, DrKW received additional due diligence items from the Company, including independent appraisal reports of the Company's properties

o On July 18, 2001, DrKW held a teleconference meeting with the Independent Committee to update them on DrKW's progress in the due diligence process and to set a schedule for a formal presentation to the Independent Committee

o During the week of July 16, 2001, the Company provided DrKW with 5-year projections for Yakima

o On August 2, 2001, DrKW met with the Independent Committee to review DrKW's preliminary analysis of the Company and the Initial Offer

o On August 9, 2001, DrKW met with Senior Management to confirm the extent of limitations imposed by the Klamath Notes Indenture on harvest rates at Klamath

o On October 3, 2001, DrKW met with the Independent Committee and the Company to discuss recent developments in the timber industry and the Company's revised timber forecasts and internal valuation analysis

o DrKW received revised financial projections for both Klamath Falls and Yakima from the Company during the week of October 8, 2001

o     On October 11, 2001, DrKW met with Senior Management to review the revised
      financial   projections   and  discuss  the  Company's   timber   forecast
      assumptions

o On October 18, 2001, DrKW met with George Hornig, a director of the Company, to further discuss the financial projections and Independent Committee process

o On November 8, 2001, the Company informed DrKW of its intention to announce a Revised Offer

o At the close of business on November 8, 2001, the Company publicly announced its Revised Offer

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--------------------------------------------------------------------------------

                                                              Situation Overview

Issues Under Proposed Structure - Summary
--------------------------------------------------------------------------------

o     Nominal value of Revised Offer at low-end of DrKW valuation range

      o Actual valuation below DrKW valuation range given that Holdco Subordinated Notes are likely to trade at a deep discount to par (40% to 60%)

o Difficult for Company to make interest payments on the Holdco Subordinated Notes if timber price recovery falls short of Company forecasts and especially if the distribution restrictions in the Klamath indenture are not modified

o Difficult for Company to pay principal on the Holdco Subordinated Notes due in 2008

o If timber price recovery is meaningfully less than Company forecasts, then Klamath could default on the $225 MM Klamath Notes since very limited capacity exists to raise harvests due to indenture restrictions

o     Senior Management does not inject any new capital as a part of the Revised
      Offer

DrKW Analysis

o Analyzed the financial results and cash flows at Klamath and Holdco level under the proposed structure

      o Used Company Projections for delivered log prices and performed sensitivity analysis assuming that the Klamath indenture remains unchanged and that the Klamath indenture is modified through a consent solicitation

      o Used RISI (an independent industry research organization) trend forecasts for stumpage prices (as applied to delivered log prices) and performed sensitivity analysis assuming that the Klamath indenture remains unchanged and that the Klamath indenture is modified through a consent solicitation

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Issues Under Proposed Structure - Company Projections ($ in millions)
--------------------------------------------------------------------------------

                                            --------
              $14.7 MM ------------------   COMPANY
              Sub. Notes                    --------
     7.00%                                     | 100%
     Potential Rating: Caal/CCC+               |
                                            --------
                    $95MM                    YAKIMA
                 --  Loan-----------------     LLC
                 |   Coupon CP + 60 bps     --------
                 |   Ins.   1.80%               |
  Distribution   |         ----                 | 100%
  Restrictions---|                              |
    Reduced      |                              =
                 |                              |
                 |                              |
                 |                           --------
              ----  $225MM                   KLAMATH
                    Sr. Notes-------------     LLC
               9 5/8%coupon = $21.7 MM      --------
               19.9%YTM
               Rating: B2/B

                                               2002          2003         2004
                                               ----          ----         ----
Cash from Klam./Yak                           (3.1)           7.9         7.1
Payouts on Notes/Revolver(1)                  (2.6)          (2.4)       (2.0)
                                              ----           ----        ----
Cash for Distribution to                      (5.7)           5.5         5.1
Current Insiders

Stand-alone EBITDDA                            8.4           11.5        12.0
Interest and Fee                              (5.4)          (5.9)       (6.1)
Capex                                         (0.4)          (0.2)       (0.1)
Contrib. to Reserve(2)                        (7.6)           0.0         0.0
                                              ----           ----        ----
Stand-alone Cash Flow                         (5.0)           5.4         5.8

Cash from Klamath                              1.9(4)         2.5         1.3

EBITDDA                                       26.7           26.0        24.8
Interest                                     (22.2)         (22.2)      (22.2)
Capex                                         (1.4)          (1.4)       (1.4)
Consent Fee (3)                                2.3            0.0         0.0
                                              ----           ----        ----
Cash Flow                                      0.9            2.5         1.3

----------
(1)   Includes sinking fund payments.

(2) $7.6 MM additional cash reserve needed by 2002 at Yakima for an interest reserve account under the DG/MBIA credit facility. Company expects to use $4.3 MM cash held in escrow at Yakima and $2.0 MM cash on hand to partially fund reserve.

(3) The Company expects to conduct a consent solicitation on the Klamath Notes to allow for some amount of cash distributions to Yakima.

(4)   Includes $1 MM carryover from 2001.

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Issues Under Proposed Structure ($ in millions)
--------------------------------------------------------------------------------

                                                             ---------------------------------------------------------
                                                                                      FYE 12/31
                                                             ---------------------------------------------------------
                                                             2002E       2003E     2004E     2005E     2006E     2007E
                                                             -----       -----     -----     -----     -----     -----
                   ---------------------------------------------------------------------------------------------------
                   Interest on Holdco
                     Subordinated Notes                       $1.0        $0.9      $0.8      $0.7      $0.6      $0.6
                     Sinking Fund                             $1.5        $1.3      $1.2      $1.1      $1.0      $0.9
                                                              ----        ----      ----      ----      ----      ----
                     Total                                    $2.5        $2.2      $2.0      $1.8      $1.6      $1.4
                   ---------------------------------------------------------------------------------------------------

                                                                                 Available Cash Flow
                                                            ----------------------------------------------------------
                 | Company Projections
                 |
Revision         |   Avail to Holdco (post-Yakima expenses)   (3.1)(2)     7.9       7.1       9.3       8.6       8.7
                 |
                 |   Cash shortfall at Klamath(1)               --          --        --        --        --        --
to Klamath       |
                 |
                 | RISI Trend Forecasts
                 |
Indenture        |   Avail to Holdco (post-Yakima expenses)   (7.9)(2)     2.6       8.2       4.0       0.5       0.6
                 |
                 |   Cash shortfall at Klamath(1)             10.3         8.8        --       0.9        --        --

                 | Company Projections
                 |
No Revision      |   Avail to Holdco (post-Yakima expenses)   (5.0)(2)     5.4       5.8       4.4       0.6      13.5
                 |
                 |   Cash shortfall at Klamath(1)               --          --        --        --        --        --
to Klamath       |
                 | RISI Trend Forecasts
                 |
Indenture        |   Avail to Holdco (post-Yakima expenses)   (7.9)(2)     2.6       8.2       4.0       0.5       0.6
                 |
                 |   Cash shortfall at Klamath(1)              7.8         8.3        --       0.2        --        --

Delivered Log    | Company Projections                        $363        $402      $389      $432      $462      $472
Prices ($/MBF)   |
                 |
                 |  RISI Trend Forecasts                      $292        $337      $428      $410      $438      $447

----------
(1) Assumes cash shortfalls at Klamath met through draw on assumed Klamath Revolver. Unclear whether Klamath can successfully put in place revolver facility, given indenture restrictions. If revolver unavailable, then Klamath would be in default on Klamath Notes.

(2) Shortfall due to cash reserve requirement at Yakima; however, Company expects to use cash held in escrow and cash on hand at Yakima to partially fund shortfall.

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--------------------------------------------------------------------------------

                                                              Situation Overview

--------------------------------------------------------------------------------

Holdco Subordinated Notes Likely Valued Substantially Below Par

o The outstanding Klamath Notes ($225 MM 9 5/8% Senior Notes due 2007) trade at 65.0% of par with a 19.9% YTM and B2/B rating

      o The Holdco Subordinated Notes issued by the Company will be structurally subordinate by two levels to the Klamath Notes

      o At $14.7 MM face value, the Holdco Subordinated Notes likely would be illiquid and difficult for the holders to sell

o DrKW is of the view that the Holdco Subordinated Notes would have a YTM of 18% to 25%

      o Yield estimates based on yields expected by mezzanine financing if Holdco/Yakima were to be acquired in an LBO

      o Given the terms of the Holdco Subordinated Notes, this implies valuations in the range of 40% to 60%

      o In a summary valuation of the Revised Offer by A.G. Edwards (11/9/01), the Holdco Subordinated Notes are valued at 40% of par

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--------------------------------------------------------------------------------

                                                              Situation Overview

--------------------------------------------------------------------------------

Difficult to make interest/principal payments on the Holdco Subordinated Notes

Klamath Indenture Restrictions on Distributions

o Unless the Klamath Indenture is modified, no cash distributions can be made from Klamath to Yakima and to the parent Company to service interest on the Holdco Subordinated Notes under the Company Projections

o The indenture governing the Klamath Notes prohibits cash distributions unless a 1.75x interest coverage requirement is met (EBITDDA/Interest > 1.75)

      o Given the $21.7 MM interest owed on the Klamath Notes, the threshold EBITDDA requirement is $38 MM--which is more than the EBITDDA Senior Management expects Klamath to generate throughout the entire forecast period ending 2007

      o Even with the repurchase of the Klamath Notes with free cashflows at Klamath, the 1.75x interest coverage would not be met until 2006

o     Senior   Management   has  indicated   that  it  intends  to  negotiate  a
      modification of the Klamath indenture with the bondholders, though no definitive conclusions have been reached

      o An amendment of the interest coverage covenant in the indenture is estimated to cost approximately 1.00% of the face value of the Klamath Notes

      o     Majority  approval  required  to  amend  Klamath   indenture--Senior
            Management estimates that top five bondholders own 62% of the principal amount

      o Bondholders have little incentive to approve an amendment which would impair the creditworthiness of Klamath

      o Klamath Notes cannot be redeemed prior to 11/15/02, after which date the Notes can be redeemed at 104 13/16% declining to 100% at 11/15/05

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--------------------------------------------------------------------------------

                                                              Situation Overview

--------------------------------------------------------------------------------

Limited Cashflows at Yakima

o If the recovery in timber prices falls short of the Company Projections, then Yakima may not generate enough cashflows to cover the interest and sinking fund payments due on the Holdco Subordinated Notes

      o Management has informed DrKW that it can increase its harvests by 5 MMBF per annum to raise its cashflows--though this may deteriorate timberlands value and trigger call on DG / MBIA credit facility

o $95 MM DG Loan cannot exceed 75% of underlying Yakima timber and timberlands

      o Potential to call on at least a portion of the loan (default) if timber and timberlands valuation drop due to deteriorating price environment or harvesting above a sustainable yield

o Principal repayments on the DG / MBIA credit facility are presently scheduled to begin at the end of year 4

      o Company Projections assume the principal amortization date is deferred to Year 12, and so does not consider potential cashflow issues related to an early pay down

      o Senior Management has indicated that it can successfully negotiate to defer the amortization start date to year 12

o Yakima required to contribute $7.6 MM by 2002 to interest reserve account pursuant to terms of DG Bank / MBIA credit facility

      o Senior Management expects to withdraw $4.3 MM currently held in escrow at Yakima (for coverage of other reserve accounts under the same credit facility) to partially fund interest reserve

      o However, $4.3 MM withdrawal not certain - depends on ability of Company to obtain LC to cover other reserve accounts

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--------------------------------------------------------------------------------

                                                              Situation Overview

--------------------------------------------------------------------------------

Limited Ability For Increasing Harvest Rates at Klamath to Avoid Default on Klamath Notes

o If timber price recovery is meaningfully less than as set forth in the Company Projections, then Klamath could default on the $225 MM Klamath Notes

o This is because very little capacity exists under the Klamath indenture for Klamath to increase its annual harvests beyond the current projected amounts in the face of adverse timber prices

      o The indenture requires that the average harvest rate at Klamath not exceed more than 150 MMBF per year over any five year period

      o However, because of past harvests (especially in 2000 and 2001), Klamath cannot harvest much more than is set in the Company Projections (159 MMBF in 2002, 133 MMBF in 2003)

o Unlikely to obtain indenture modification to allow for higher harvest rates since Klamath Noteholders would be unwilling to devalue underlying assets for the benefit of equity holders

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Company Projections / Indenture Revision ($ in millions)
--------------------------------------------------------------------------------

                                                            -----------------------------------------------------------
                                                                                    FYE 12/31
                                                            -----------------------------------------------------------
                                                            2001E   2002E    2003E    2004E    2005E    2006E     2007E
                                                            -----   -----    -----    -----    -----    -----     -----
Parent Co   Cash Flow Available from Yakima / Klamath               ($3.1)   $7.9     $7.1     $9.3     $8.6      $8.7
            Less: Interest due on Notes @ 7.00%                       1.0     0.9      0.8      0.7      0.6       0.6
            Less: Interest due on Revolver @ 6.40%                    0.2     0.2      0.0      0.0      0.0       0.0
            Less: Principal to Sinking Fund                           1.5     1.3      1.2      1.1      1.0       0.9
                                                                    -----   -----    -----    -----    -----     -----
            Cash Flow                                                (5.7)    5.5      5.1      7.5      7.0       7.3
            Holdco Subordinated Notes                                13.3    11.9     10.7      9.7      8.7       7.8
            Yakima / Parent Revolver                                  5.7     0.3      0.0      0.0      0.0       0.0
                                                                    -----   -----    -----    -----    -----     -----
            Total Debt                                               20.5    13.5     11.9     10.7      9.7       8.7
            Total Consolidated Debt / EBITDDA                         9.7x    8.9x     9.0x     8.5x     8.5x      8.2x
            EBITDDA / Total Consolidated Interest                     1.3x    1.4x     1.4x     1.5x     1.5x      1.5x

Yakima      EBITDDA                                          5.9      8.4    11.5     12.0     10.6      6.8       6.9
            Less: Interest & Fees                            4.1      5.4     5.9      6.1      6.1      6.1       6.1
            Less: Capex                                      0.4      0.4     0.2      0.1      0.1      0.1       0.1
            Less: Contribution to Reserve
              (10% of Loan Amount)                           1.9      7.6     0.0      0.0      0.0      0.0       0.0
                                                           -----    -----   -----    -----    -----    -----     -----
            Cash Flow                                       (0.5)    (5.0)    5.4      5.8      4.4      0.6       0.7
            Yakima Debt                                     95.0     95.0    95.0     95.0     95.0     95.0      95.0

Klamath     EBITDDA                                         24.3     26.7    26.0     24.8     28.3     32.1      33.2
            Less: Interest Expense on Klamath Notes         21.7     21.7    21.7     21.7     21.7     21.7      21.7
            Less: Interest on Wk Cap./Revolver               0.3      0.5     0.5      0.5      0.5      0.5       0.5
            Less: 1.0% Consent Solicitation Fee              0.0      2.3     0.0      0.0      0.0      0.0       0.0
            Less: Capex                                      1.4      1.4     1.4      1.4      1.4      1.4       1.4
                                                           -----    -----   -----    -----    -----    -----     -----
            Cash Flow at Klamath                             1.0      0.9     2.5      1.3      4.8      8.6       9.7

            Financing: Revolver/Klamath Notes                0.0      0.0     0.0      0.0      0.0      0.0       0.0
            Post-Financing Cash Flows                        1.0      1.9     2.5      1.3      4.8      8.6       9.7

            Cash Flow Available to Yakima                             1.9     2.5      1.3      4.8      8.0       8.0

            Revolver Ending Balance                                   0.0     0.0      0.0      0.0      0.0       0.0
            Ending Klamath Notes Debt                               225.0   225.0    225.0    225.0    225.0     225.0
            Fixed Coverage Ratio                                     1.32x   1.30x    1.25x    1.41x    1.59x     1.65x
            Debt / EBITDDA                                            8.6x    8.8x     9.3x     8.1x     7.2x      6.9x

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--------------------------------------------------------------------------------

                                                              Situation Overview

RISI Trend Forecasts/Indenture Revision ($ in millions)
--------------------------------------------------------------------------------

                                                            -----------------------------------------------------------
                                                                                    FYE 12/31
                                                            -----------------------------------------------------------
                                                            2001E   2002E    2003E    2004E    2005E    2006E     2007E
                                                            -----   -----    -----    -----    -----    -----     -----
Parent Co   Cash Flow Available from Yakima / Klamath               ($7.9)   $2.6     $8.2     $4.0     $0.5      $0.6
            Less: Interest due on Notes @ 7.00%                       1.0     0.9      0.8      0.7      0.6       0.6
            Less: Interest due on Revolver @ 6.40%                    0.3     0.7      0.5      0.3      0.3       0.3
            Less: Principal to Sinking Fund                           1.5     1.3      1.2      1.1      1.0       0.9
                                                                    -----   -----    -----    -----    -----     -----
            Cash Flow                                               (10.7)   (0.3)     5.7      1.9     (1.4)     (1.1)
            Holdco Subordinated Notes                                13.3    11.9     10.7      9.7      8.7       7.8
            Yakima / Parent Revolver                                 10.7    11.0      5.3      3.3      4.7       5.9
                                                                    -----   -----    -----    -----    -----     -----
            Total Debt                                               25.5    24.3     17.2     14.1     14.4      14.6

            Total Consolidated Debt / EBITDDA                        16.5x   13.2x     7.6x     9.3x     9.3x      9.1x
            EBITDDA / Total Consolidated Interest                    0.8x     1.0x     1.7x     1.3x     1.4x      1.4x
Yakima      EBITDDA                                          5.9      5.5     8.7     14.4     10.2      6.7       6.8
            Less: Interest & Fees                            4.1      5.4     5.9      6.1      6.1      6.1       6.1
            Less: Capex                                      0.4      0.4     0.2      0.1      0.1      0.1       0.1
            Less: Contribution to Reserve
              (10% of Loan Amount)                           1.9      7.6     0.0      0.0      0.0      0.0       0.0
                                                           -----    -----   -----    -----    -----    -----     -----
            Cash Flow                                       (0.5)    (7.9)    2.6      8.2      4.0      0.5       0.6
            Yakima Debt                                     95.0     95.0    95.0     95.0     95.0     95.0      95.0
Klamath     EBITDDA                                         24.3     15.4    17.4     29.9     25.5     29.1      30.1
            Less: Interest Expense on Klamath Notes         21.7     21.7    21.7     21.7     21.7     21.7      21.7
            Less: Interest on Wk Cap./Revolver               0.3     1.4      3.1      3.6      3.4      3.2       2.6
            Less: 1.0% Consent Solicitation Fee              0.0     2.3      0.0      0.0      0.0      0.0       0.0
            Less: Capex                                      1.4     1.4      1.4      1.4      1.4      1.4       1.4
                                                           -----    -----   -----    -----    -----    -----     -----
            Cash Flow at Klamath                             1.0    (11.3)   (8.8)     3.3     (0.9)     2.8       4.5
            Financing: Revolver/Klamath Notes                0.0     10.3     8.8     (3.3)     0.9     (2.8)     (4.5)
            Post-Financing Cash Flows                        1.0      0.0    (0.0)    (0.0)    (0.0)    (0.0)     (0.0)
            Cash Flow Available to Yakima                             0.0    (0.0)    (0.0)    (0.0)    (0.0)     (0.0)
            Revolver Ending Balance                                  10.3    19.1     15.8     16.7     13.9       9.4
            Ending Klamath Notes Debt                               225.0   225.0    225.0    225.0    225.0     225.0
            Fixed Coverage Ratio                                     0.80x   0.90x    1.48x    1.28x    1.45x     1.51x
            Debt / EBITDDA                                           15.6x   14.3x     8.2x     9.7x     8.4x      8.0x

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--------------------------------------------------------------------------------

                                                              Situation Overview

Company Projections / No Indenture Revision ($ in millions)
--------------------------------------------------------------------------------

                                                            -----------------------------------------------------------
                                                                                    FYE 12/31
                                                            -----------------------------------------------------------
                                                            2001E   2002E    2003E    2004E    2005E    2006E     2007E
                                                            -----   -----    -----    -----    -----    -----     -----
Parent Co   Cash Flow Available from Yakima / Klamath               ($5.0)   $5.4     $5.8     $4.4     $0.6     $13.5
            Less: Interest due on Notes @ 7.00%                       1.0     0.9      0.8      0.7      0.6       0.6
            Less: Interest due on Revolver @ 6.40%                    0.2     0.4      0.2      0.0      0.0       0.0
            Less: Principal to Sinking Fund                           1.5     1.3      1.2      1.1      1.0       0.9
                                                                    -----   -----    -----    -----    -----     -----
            Cash Flow                                                (7.7)    2.8      3.7      2.6     (1.0)     12.0
            Holdco Subordinated Notes                                13.3    11.9     10.7      9.7      8.7       7.8
            Yakima / Parent Revolver                                  7.7     5.0      1.3      0.0      1.0       0.0
                                                                    -----   -----    -----    -----    -----     -----
            Total Debt                                               22.5    18.2     13.3     10.7     10.7       8.7
            Total Consolidated Debt / EBITDDA                         9.6x    8.7x     8.7x     8.0x     7.7x      7.4x
            EBITDDA / Total Consolidated Interest                     1.4x    1.5x     1.5x     1.6x     1.6x      1.7x
Yakima      EBITDDA                                          5.9      8.4    11.5     12.0     10.6      6.8       6.9
            Less: Interest & Fees                            4.1      5.4     5.9      6.1      6.1      6.1       6.1
            Less: Capex                                      0.4      0.4     0.2      0.1      0.1      0.1       0.1
            Less: Contribution to Reserve
              (10% of Loan Amount)                           1.9      7.6     0.0      0.0      0.0      0.0       0.0
                                                            ----    -----   -----    -----    -----    -----     -----
            Cash Flow                                       (0.5)    (5.0)    5.4      5.8      4.4      0.6       0.7
            Yakima Debt                                     95.0     95.0    95.0     95.0     95.0     95.0      95.0
Klamath     EBITDDA                                         24.3     26.7    26.0     24.8     28.3     32.1      33.2
            Less: Interest Expense on Klamath Notes         21.7     21.3    20.8     20.5     20.0     19.2      18.6
            Less: Interest on Wk Cap./Revolver               0.3      0.5     0.5      0.5      0.5      0.5       0.5
            Less: 1.0% Consent Solicitation Fee              0.0      0.0     0.0      0.0      0.0      0.0       0.0
            Less: Capex                                      1.4      1.4     1.4      1.4      1.4      1.4       1.4
                                                            ----    -----   -----    -----    -----    -----     -----
            Cash Flow at Klamath                             1.0      3.5     3.3      2.5      6.5     11.1      12.7
            Financing: Revolver/Klamath Notes                0.0     (4.5)   (3.3)    (2.5)    (6.5)   (11.1)      0.0
            Post-Financing Cash Flows                        1.0      0.0     0.0      0.0      0.0      0.0      12.7
            Cash Flow Available to Yakima                             0.0     0.0      0.0      0.0      0.0      12.7
            Revolver Ending Balance                                   0.0     0.0      0.0      0.0      0.0       0.0
            Ending Klamath Notes Debt                               218.6   214.1    211.1    204.6    193.5     193.5
            Fixed Coverage Ratio                                     1.34x   1.35x    1.32x    1.53x    1.80x     1.92x
            Debt / EBITDDA                                            8.4x    8.4x     8.7x     7.4x     6.2x      6.0x

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--------------------------------------------------------------------------------

                                                              Situation Overview

RISI Trend Forecasts / No Indenture Revision ($ in millions)
--------------------------------------------------------------------------------

                                                            -----------------------------------------------------------
                                                                                    FYE 12/31
                                                            -----------------------------------------------------------
                                                            2001E   2002E    2003E    2004E    2005E    2006E     2007E
                                                            -----   -----    -----    -----    -----    -----     -----
Parent Co   Cash Flow Available from Yakima / Klamath               ($7.9)   $2.6     $8.2     $4.0     $0.5      $0.6
            Less: Interest due on Notes @ 7.00%                       1.0     0.9      0.8      0.7      0.6       0.6
            Less: Interest due on Revolver @ 6.40%                    0.3     0.7      0.5      0.3      0.3       0.3
            Less: Principal to Sinking Fund                           1.5     1.3      1.2      1.1      1.0       0.9
                                                                    -----   -----    -----    -----    -----     -----
            Cash Flow                                               (10.7)   (0.3)     5.7      1.9     (1.4)     (1.1)
            Holdco Subordinated Notes                                13.3    11.9     10.7      9.7      8.7       7.8
            Yakima / Parent Revolver                                 10.7    11.0      5.3      3.3      4.7       5.9
            Total Debt                                               25.5    24.3     17.2     14.1     14.4      14.6
                                                                    -----   -----    -----    -----    -----     -----
            Total Consolidated Debt / EBITDDA                        16.5x   13.2x     7.6x     9.3x     9.3x      9.1x
            EBITDDA / Total Consolidated Interest                     0.8x    1.0x     1.7x     1.3x     1.4x      1.4x
Yakima      EBITDDA                                          5.9      5.5     8.7     14.4     10.2      6.7       6.8
            Less: Interest & Fees                            4.1      5.4     5.9      6.1      6.1      6.1       6.1
            Less: Capex                                      0.4      0.4     0.2      0.1      0.1      0.1       0.1
            Less: Contribution to Reserve
              (10% of Loan Amount)                           1.9      7.6     0.0      0.0      0.0      0.0       0.0
                                                            ----    -----   -----    -----    -----    -----     -----
            Cash Flow                                       (0.5)    (7.9)    2.6      8.2      4.0      0.5       0.6
            Yakima Debt                                     95.0     95.0    95.0     95.0     95.0     95.0      95.0
Klamath     EBITDDA                                         24.3     15.4    17.4     29.9     25.5     29.1      30.1
            Less: Interest Expense on Klamath Notes         21.7     21.7    21.7     21.7     21.7     21.7      21.7
            Less: Interest on Wk Cap./Revolver               0.3      1.2     2.6      3.0      2.7      2.4       1.6
            Less: 1.0% Consent Solicitation Fee              0.0      0.0     0.0      0.0      0.0      0.0       0.0
            Less: Capex                                      1.4      1.4     1.4      1.4      1.4      1.4       1.4
                                                            ----    -----   -----    -----    -----    -----     -----
            Cash Flow at Klamath                             1.0     (8.9)   (8.3)     3.9     (0.2)     3.7       5.5
            Financing: Revolver/Klamath Notes                0.0      7.8     8.3     (3.9)     0.2      (3.7)    (5.5)
            Post-Financing Cash Flows                        1.0      0.0     0.0      0.0      0.0      0.0       0.0
            Cash Flow Available to Yakima                             0.0     0.0      0.0      0.0      0.0       0.0
            Revolver Ending Balance                                   7.8    16.1     12.2     12.5      8.8       3.3
            Ending Klamath Notes Debt                               225.0   225.0    225.0    225.0    225.0     225.0
            Fixed Coverage Ratio                                     0.80x   0.90x    1.48x    1.28x    1.45x     1.51x
            Debt / EBITDDA                                           15.5x   14.1x    8.1x     9.5x     8.2x       7.7x

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--------------------------------------------------------------------------------

                                                              Situation Overview

Negotiating Issues
--------------------------------------------------------------------------------

o Cash distributions may not be paid to subordinated unitholders (Senior Management) while any arrearages remain outstanding on the common units

      o     The  common   unitholders  are  entitled  to  a  "Minimum  Quarterly
            Distribution" (MQD) of $0.50 (or $2.00 per annum)

      o While any subordinated units still remain outstanding (the "Subordination Period"), any arrearages accumulating on the common units with respect to unpaid MQD must be paid out before any distributions are made on the subordinated units

      o The Subordination Period extends until the first day of any quarter beginning after December 31, 2002 in respect of which, among other things, distributions on the common and subordinated units with respect to the three consecutive four-quarter periods immediately preceding such date equaled or exceeded the sum of the minimum quarterly distributions owed on all such units during such period

o Based on the Company Projections, no distributions are made throughout the 2002 - 2007 projection period on the subordinated units (held entirely my Senior Management)

o Because Senior Management owns 100% of the subordinated units, they may block a sale or liquidation of the Company

      o A majority vote of each of the subordinated and common is required to approve any merger or substantial asset sale

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--------------------------------------------------------------------------------

                                                              Situation Overview

Negotiating Issues (Cont'd) ($ in millions)
--------------------------------------------------------------------------------

o     Senior Management invested net $2.3 MM until the initial IPO (11/19/97)

o     Following  the  IPO,   Senior   Management   has  recouped   $26.8  MM  in
      distributions on their subordinated units

Initial Investment/IPO

             Sources                                 Value                Uses                               Value
-----------------------------------------           -------              ------                             -------
 Senior Management Equity                           $ 10.0       Weyerhauser Asset Purchase                  $283.5

 Net Proceeds from Klamath Notes Offering            217.4       Ochoco Asset Purchase                        110.0

 Net Proceeds from MLP Offering                      143.8       Advisory Fee                                   4.9

 Drawdown on Acquisition Facility                     24.1       Management Fee                                 2.8

 Cash on Hand                                          5.9
                                                    ------                                                   ------
 Total                                              $401.2       Total                                       $401.2

Post-IPO

   Other Payments/Distributions to Senior Management
-------------------------------------------------------
            Year           Distrib. on Subordinated(12)

            1997                             $ 1.0

            1998                               8.6

            1999                               8.6

            2000                               8.6
                                             -----

            Total                            $26.8

----------
(1)   Excludes distributions to common units owned by Senior Management.

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--------------------------------------------------------------------------------

                         ------------------------------

                                Overview of U.S.
                                  Timberlands

                         ------------------------------

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--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Company History
--------------------------------------------------------------------------------

o The Company (U.S. Timberlands, L.P.) is a Delaware Master Limited Partnership formed in June 1997

o On November 19, 1997, UST acquired substantially all of the equity interests in Klamath and the business and assets of U.S. Timberlands Management Company, LLC ("Old Services") and completed its IPO of common units

      o     The IPO raised approximately $157.0 MM for UST

      o Concurrent with the IPO, Klamath and its wholly owned subsidiary, U.S. Timberlands Finance Corp. consummated the public offering of $225.0 MM aggregate principal amount of unsecured senior notes with a coupon of 9 5/8%

      o Upon the closing of the acquisition, Old Services contributed its assets to U.S. Timberlands Services Company, LLC (the "General Partner"), in exchange for interests therein. Immediately thereafter, Klamath assumed certain indebtedness of U.S. Timberlands Holdings, LLC ("Holdings") and the General Partner contributed its timber operations to Klamath in exchange for a member interest in Klamath

      o The General Partner contributed all but a 1% member interest in Klamath to the Company in exchange for a general partner interest in the Company, the right to receive incentive distributions and 1,387,963 subordinated units representing limited partner interests in the Company, and Holdings contributed all of its interest in Klamath to the Company in exchange for 2,894,157 Subordinated Units.

      o As a result of such transactions, Klamath became the operating company and the General Partner owns an aggregate 2% interest in the Company and Klamath on a combined basis, and the right to receive incentive distributions; Old Services owns 1,244,565 subordinated units; Holdings owns 2,894,157 subordinated units; and certain founding directors of the General Partner own an aggregate of 143,398 subordinated units

o     Certain major asset acquisitions:

      o In August 1996, Klamath acquired approximately 604,000 acres of timberland (1.9 BN BF) from Weyerhaeuser for $283.5 MM

      o In July 1997, Klamath acquired approximately 42,000 fee acres of timberland and cutting rights on approximately 3,000 acres of timberland (280 MM BF) from Ochoco Lumber Company for $110.0 MM

      o     In  May,  1999,  Yakima  acquired   approximately  56,000  acres  of
            timberland (480 MM BF) from Boise Cascade for $60.0 MM

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--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Financial Summary ($ in millions)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                    Historical                           Projected(1)
                                         ---------------------------------     ---------------------------------
FYE 12/31                                 1998         1999        2000          LTM         2001         2002
----------------------------------------------------------------------------------------------------------------
Revenue                                   $71.3        $77.0        $75.6       $66.8        $52.9        $50.0
Cost of Goods Sold                         44.5         40.4         51.3        59.5         50.5         38.1
                                         ------        -----       ------      ------       ------       ------
Gross Profit                               26.8         36.6         24.3         7.2          2.4         11.9
SG&A                                       10.5          8.5          8.4         8.0          8.4          6.5
Equity in Income of Affiliates              0.0          0.9          2.1        (2.2)        (0.0)        (0.7)
                                         ------        -----       ------      ------       ------       ------
EBIT                                       16.3         29.0         18.0        (2.9)        (6.1)         4.6
Net Interest Expense                       21.7         21.4         21.5        21.9         21.8         21.9
Amortization of Financing Fees              0.7          0.7          0.7         0.7          0.7          0.7
Min. / GP / Other Interest                  0.2         (1.0)        (0.3)        0.8          0.0          0.0
                                         ------        -----       ------      ------       ------       ------
Net Income to Unit Holders                ($6.3)        $8.0        ($3.9)     ($26.3)      ($28.5)      ($17.9)
Earnings Per Unit                        ($0.49)       $0.62       ($0.31)      ($2.0)      ($2.22)      ($1.39)
Average Weighted Units Outstanding         12.9         12.9         12.9        12.9         12.9         12.9
----------------------------------------------------------------------------------------------------------------
EBIT                                       16.3         29.0         18.0        (2.9)        (6.1)         4.6
Depreciation, Depletion and Amort          21.9         23.3         28.8        35.7         30.4         21.3
Cost of Timber and Property Sales           5.9          0.0          2.6         2.6          0.0          0.0
                                         ------        -----       ------      ------       ------       ------
EBITDDA                                   $44.2        $52.4        $49.4       $35.5        $24.3        $26.0
Capital Expenditures                        0.6          1.0          2.3        13.3        (13.6)         1.4
                                         ------        -----       ------      ------       ------       ------
Free Cash Flow (FCF)                       21.8         30.0         25.6        50.9         16.2          2.7
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                             Margins & Growth Rates
----------------------------------------------------------------------------------------------------------------
Sales Growth                              (7.8%)        7.9%        (1.8%)      --          (30.0%)       (5.6%)
EBITDDA                                   61.9%        68.0%        65.4%       53.1%        45.9%        51.9%
EBIT                                      37.6%        47.6%        32.1%       10.8%         4.5%        23.8%
Net Income                                (8.8%)       10.4%        (5.2%)     (39.3%)      (53.9%)      (35.8%)
Free Cash Flow                            30.6%        39.0%        33.9%       76.2%        30.5%         5.4%
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                     Ratios
----------------------------------------------------------------------------------------------------------------
Book Equity                              $116.9        $97.2        $67.1       $37.0        $32.6        $14.7
Return on Book Equity                     (5.4%)        8.3%        (5.9%)     (71.0%)      (87.4%)       (122%)
Total Book Assets                         350.7        327.7        300.9       273.0        266.3        248.4
Return on Book Assets                     (1.8%)        2.5%        (1.3%)      (9.6%)      (10.7%)       (7.2%)
----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      LTM Capitalization and Credit Ratios
--------------------------------------------------------------------------------
EBITDDA / Interest    EBIT / Interest     Book Debt / EBIT   Book Debt / EBITDDA
------------------    ---------------     ----------------   -------------------
       1.6x               NM                       NM                6.3x
--------------------------------------------------------------------------------
    Book Ratios          Market Ratios
--------------------  ------------------
 D / E   D / (D + E)  D / E   D / (D + E)  Mrkt Debt / EBIT  Mrkt Debt / EBITDDA
--------------------  ------------------   ----------------  ------------------
608.7%     85.9%       457.2%    82.1%            NM                3.3x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      Market Capitalization
--------------------------------------------------------------------------------
Unit Price as of 11/28/01                                 $1.99
52 week High / Low ($8.63 / $1.85)
Units outstanding as of 9/30/01                            12.9
                                                         ------
Pre-diluted Equity Value                                  $25.6

Equity Options Outstanding from 12/31/00 10-K               0.8
Weighted Average Strike Price from 12/31/00 10-K         $13.75
                                                         ------
Option Value                                                0.0

Total Equity Value                                        $25.6

Plus: Debt as of 9/30/01                                  225.0
Plus: Minority Interest as of 9/30/01                       0.4
Less: Cash and Cash Equivalents as of 9/30/01               2.6
                                                         ------
                                                         $222.8

Enterprise Value (debt @ book)                           $248.3

Less: Discount on debt book value as of 11/28/01          108.0

Enterprise Value (debt @ market)                         $140.3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     Market Trading Multiples (debt @ book)
--------------------------------------------------------------------------------
                   Adjusted Market Value           Market Value as a
                     as a multiple of:               multiple of:
               ---------------------------     --------------------------
                                                          Net        Book
               Sales     EBITDDA     EBIT       FCF     Income      Value
               -----     -------     -----     -----    ------      -----
LTM            3.7x        7.0x        NM       4.9x      NM         0.7x
2001           4.7x       10.2x        NM      15.4x      NM         0.8x
2002           5.0x        9.6x      53.4x     91.8x      NM         1.7x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    Market Trading Multiples (debt @ market)
--------------------------------------------------------------------------------
                   Adjusted Market Value           Market Value as a
                     as a multiple of:                multiple of:
               ---------------------------     --------------------------
                                                          Net        Book
               Sales     EBITDDA     EBIT      FCF       Income     Value
               -----     -------     -----     -----    ------      -----
LTM            2.1x       4.0x         NM      2.8x       NM         0.7x
2001           2.7x       5.8x         NM      8.7x       NM         0.8x
2002           2.8x       5.4x       30.2x    51.9x       NM         1.7x
--------------------------------------------------------------------------------

----------
(1)   Based on Senior Management's October 2001 projections.

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                                     - 33 -

                                                    Overview of U.S. Timberlands

Unit Price and Volume History Since IPO
--------------------------------------------------------------------------------

                                             Volume
                                Close         (000)      Series 3
                                -----        ------      --------
               11/14/1997      21.5625       1451.3       21.5625
                4/14/1998        21.25         58.8
                 9/4/1998       16.125          7.2
                 2/1/1999       14.125         29.8
                6/25/1999        14.25         14.9
               11/17/1999           11         49.6
                4/12/2000      10.0625         29.4
                 9/6/2000       10.125         29.6
                1/31/2001      7.46875         47.7
                6/26/2001         5.64         17.5
               11/23/2001         2.01         20.9

1)  11/14/97:     UST completed an initial public offering of 7.5 million shares at $21.00 per share raising approximately $157 MM

2)   4/23/98:     UST announced its first  distribution to unit holders of $0.73 per unit

3)   6/29/98:     UST announced  that its corporate  operating  plan is on track and that a distribution of $0.50 per unit per quarter was expected to continue

4)   2/17/99:     UST  restated  1998 2nd and 3rd Quarter  financial  statements after overstating revenues

5)   4/21/99:     UST announced a unit buyback  equal to 20% of the  outstanding float

6)    6/9/99:     UST  announced  the  acquisition  of 56,000  acres  from Boise
                  Cascade for $60 MM

7)   8/20/99:     UST Senior  Notes  placed under review by Moody's for possible downgrade from B1

8)   11/2/00:     UST  announced   that  Senior   Management   was  exploring  a
                  privatization

9)    2/8/01:     UST  announced  the   conversion  of   approximately   1.1  MM
                  subordinated units

10)  5/10/01:     UST suspended its quarterly distribution to unit holders

11)  6/18/01:     UST announced the receipt of a financing  committment  for its management led going private proposal

12)  9/19/01:     S&P lowers rating on Senior Notes from B+ to B

13)  11/8/01:     Receives revised offer to take Company private

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                                     - 34 -

                                                    Overview of U.S. Timberlands

Unit Price and Volume History: Last 12 Months
--------------------------------------------------------------------------------

                                 Close       Volume
                                 -----       ------
               11/27/2000         6.75           41
                1/11/2001         8.25         40.6
                2/27/2001       7.5625          7.3
                4/11/2001          8.2           28
                5/25/2001         5.85         70.8
                7/11/2001          5.6         15.9
                8/23/2001          4.9         15.2
               10/12/2001          2.7         11.9
               11/27/2001         2.01        110.3

1)  12/22/00:     UST announced xpected revenues of $77 MM and EBITDDA of $50 MM for the 2000 fiscal year

2)   1/25/01:     UST  announced  an  EBITDDA  increase  of  $5.3  MM in the 4th
                  Quarter of 2000 over the EBITDDA of the 4th Quarter of 1999

3)    2/8/01:     UST  announced  the   conversion  of   approximately   1.1  MM
                  subordinated units to common units

4)   2/28/01:     UST revised  cash flow and  operating  results for fiscal year
                  2000 by lowering EBITDDA results by $0.7 MM

5)   5/10/01:     UST suspended its quarterly distribution to unit holders

6)    6/7/01:     UST announced  the  selection of DrKW and  Richards,  Layton &
                  Finger as advisors to the Special Committee

8)   9/19/01:     S&P lowers rating on Senior Notes from B+ to B

9)   11/8/01:     Receives revised offer to take Company private

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                                     - 35 -

                                                    Overview of U.S. Timberlands

Klamath Notes Price History Since IPO(14) Source:  Advantage Data Inc.
--------------------------------------------------------------------------------

                                           Close
                                           -----
                    11/14/1997               101
                     3/20/1998            105.25
                     7/22/1998            105.25
                    11/19/1998               101
                     3/25/1999               100
                     7/27/1999            100.25
                    11/24/1999                93
                     3/28/2000                96
                     7/28/2000            91.063
                    11/28/2000              78.5
                      4/2/2001                88
                      8/1/2001                80
                    11/23/2001                65

----------
(1)   Source: Advantage Data Inc.

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                                     - 36 -

                                                    Overview of U.S. Timberlands
Distribution of Volume
--------------------------------------------------------------------------------

                 Various Prices Since IPO (11/14/97 to 11/28/01)

                 Distribution of Volume (000)  Cumulative Distribution of Volume
                 ----------------------------  ---------------------------------
$2.00-$5.00                   36.2                            5.5%
$5.01-$8.00                   45.7                           22.4%
$8.01-$11.00                  22.1                           44.3%
$11.01-$14.00                 20.9                           59.1%
$14.01-$17.00                 30.5                           70.1%
$17.01-$20.00                110.3                           75.5%
$20.01-$23.00                 81.9                          100.0%

              Various Prices Last 12 Months (11/27/00 to 11/28/01)

                 Distribution of Volume (000)  Cumulative Distribution of Volume
                 ----------------------------  ---------------------------------
$1.99-$2.99                1,517.2                           16.1%
$3.00-$3.99                  365.0                           20.0%
$4.00-$4.99                  519.8                           25.6%
$5.00-$5.99                2,729.0                           54.6%
$6.00-$6.99                1,499.2                           70.5%
$7.00-$7.99                1,764.6                           89.3%
$8.00-$8.99                1,003.5                          100.0%

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                                     - 37 -

                                                    Overview of U.S. Timberlands

Indexed Unit Price Performance
--------------------------------------------------------------------------------

                                     S&P Small-cap       Comparable
                      U.S.          Paper & Forest         Timber
   Date           Timberlands           Index            Companies
   ----           -----------       --------------       ----------
11/14/1997           100.0%             100.0%             100.0%
 5/18/1998            92.8%             105.2%             104.0%
11/17/1998            70.7%              79.0%              89.5%
 5/19/1999            62.0%              68.5%              97.7%
11/18/1999            50.7%              78.0%              94.2%
 5/19/2000            45.2%              98.5%              81.6%
11/20/2000            32.5%              82.7%              77.5%
 5/22/2001            26.9%              71.8%              74.4%
11/21/2001             9.3%              66.0%              67.5%

----------
(1) Comparable timber companies include: Crown Pacific, Deltic Timber, Plum Creek and Pope Resources.

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--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Ownership Summary
--------------------------------------------------------------------------------

                                         Common          % of         Subordinated          % of
                                          Units          Common           Units          Subordinated     Total Units     % of Total
                                        Held('000s)    Units Held     Held ('000s)        Units Held      Held ('000s)    Units Held
                                        -----------    ----------     ------------        ----------      ------------    ----------
Insiders(1)
U.S. Timberlands Holdings, LLC              723.5         7.5%           2,170.6            67.6%            2,894.2        22.5%
U.S. Timberlands Co., LLC                   311.1         3.2%             933.4            29.1%            1,244.6         9.7%
Rudey Timber Company, LLC                   306.6         3.2%               0.0             0.0%              306.6         2.4%
U.S. Timberlands Services Co., LLC          189.0         2.0%               0.0             0.0%              189.0         1.5%
John M. Rudey                               248.1         2.6%               0.0             0.0%              248.1         1.9%
George Hornig                                12.0         0.1%              36.1             1.1%               48.2         0.4%
Other Insiders                                0.0         0.0%              71.4             2.2%               71.4         0.6%
                                          -------       -----            -------           -----            --------       -----
Total Insiders                            1,790.4        18.6%           3,211.6           100.0%            5,002.0        38.9%

Institutional(2)
Taunus Corp.                                 72.1         0.7%               0.0             0.0%               72.1         0.6%
Citigroup Inc.                               12.1         0.1%               0.0             0.0%               12.1         0.1%
U.S. Trust                                    6.5         0.1%               0.0             0.0%                6.5         0.1%
Fidelity Management                           6.0         0.1%               0.0             0.0%                6.0         0.0%
Legg Mason                                    4.1         0.0%               0.0             0.0%                4.1         0.0%
T. Rowe Price                                 0.9         0.0%               0.0             0.0%                0.9         0.0%
CA State Auto Assn                            0.6         0.0%               0.0             0.0%                0.6         0.0%
                                          -------       -----            -------           -----            --------       -----
Total Institutional                         102.3         1.1%               0.0             0.0%              102.3         0.8%

Other Unitholders                         7,755.3        80.4%               0.0             0.0%            7,755.3        60.3%

Total Units Outstanding                   9,648.0       100.0%           3,211.6           100.0%           12,859.6       100.0%

---------------------------------------------------------------------------------------------------------------------------------
Units not Controlled by Insiders          7,857.6        81.4%               0.0             0.0%            7,857.6        61.1%
---------------------------------------------------------------------------------------------------------------------------------

----------
(1) Source: Insider holdings derived from the Company's 10-K (12/31/00) and Form 4 filings (5/31/01), in addition to Bloomberg and CDA reports.

(2) Source: Institutional holdings derived from the Company's 10-K (12/31/00), Bloomberg and CDA reports.

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--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands


                         ------------------------------

                                Strategic Process

                         ------------------------------

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--------------------------------------------------------------------------------

                                                               Strategic Process

Possible Strategic Options for the Special Committee
--------------------------------------------------------------------------------

                   Potential Independent Committee Responses to the Revised Offer from Senior Management



                     Decline to Recommend the Revised Offer

o May be best option if either unitholder value is maximized by pursuing the existing business plan or the proposal is not fair and cannot be improved to a fair level

o     Potentially prevents a loss of unitholder value

o Senior Management may, depending on the circumstances, still be able to pursue its offer, leaving the public the ability to decide

o Senior Management may be able to renegotiate terms of the Klamath Notes indenture

                            Accept the Revised Offer

o     Gives unitholders immediate liquidity

o     However,   may  preclude  public  unitholders  from  benefiting  from  the
      Company's potential turnaround or growth

o Removes the Company from Wall Street's scrutiny, freeing management to realize its strategic plan

                         Negotiate to Improve the Price
                             and/or Other Terms of
                               the Revised Offer

o     Increases unitholder value and gives unitholders immediate liquidity

o     Same benefits as accepting the proposal plus greater value for unitholders

o Flexibility to decline to recommend if improvement in Revised Offer is inadequate

                           Reccomend Other Action to
                           Maximize Unitholder Value

o Explore a sale of the Company to a third party other than Senior Management - Full or limited auction

o Cannot accomplish without Senior Management's support since they can block a sale or liquidation of the Company

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--------------------------------------------------------------------------------

                                                               Strategic Process

Maintain Existing Structure
--------------------------------------------------------------------------------

o If the current public structure remains (assuming no buyout), then under the Company's projections, the common unitholders will not receive any cash distributions until 2007 due to the Klamath Indenture restrictions

      o Analysis assumes that any excess cashflows at Klamath unavailable for Company distribution applied to repurchase Klamath Notes at a discount to par (70% in 2002, 75% in 2003, 80% in 2004, 100%
            thereafter)

o Available distribution in 2007 made only on common units since accumulated arrearages at $12.71

      o Subordinated units not entitled to distributions, as long as arrearages remain as the common units

o The Company, however, can attempt to renegotiate the terms of the Klamath indenture with bondholders and reduce the interest coverage requirements thereby freeing up cash distributions at an earlier date

      o Though bondholders have little incentive to agree to a covenant change

o Under the more conservative RISI projections, the Company would be in default on the Klamath Notes as Klamath would suffer substantial cash shortfalls in 2002 and 2003

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--------------------------------------------------------------------------------

                                                               Strategic Process

Maintain Existing Structure: Company Projections ($ in millions)
--------------------------------------------------------------------------------

                                                            -----------------------------------------------------------
                                                                                    FYE 12/31
                                                            -----------------------------------------------------------
                                                            2001E   2002E    2003E    2004E    2005E    2006E     2007E
                                                            -----   -----    -----    -----    -----    -----     -----
Klamath Stand-Alone EBITDDA                                  24.3    26.7     26.0     24.8     28.3      32.1     33.2
Less: Interest Expense on Klamath Notes                      21.7    21.3     20.8     20.5     20.0      19.2     18.6
Less: Interest on Working Capital Facility                    0.3     0.5      0.5      0.5      0.5       0.5      0.5
Less: Interest on Revolver                                    0.0     0.0      0.0      0.0      0.0       0.0      0.0
Less: Capex                                                   1.4     1.4      1.4      1.4      1.4       1.4      1.4
Less: Consent Solicitation                                    0.0     0.0      0.0      0.0      0.0       0.0      0.0
                                                             ----    ----     ----     ----     ----      ----     ----
Net Cash Flow                                                 1.0     3.5      3.3      2.5      6.5      11.1     12.7

Cash carried over from 2001                                           1.0
Revolver Financing                                                    0.0      0.0      0.0      0.0       0.0      0.0
Less: Cash to Kalamath Notes
  Buy Back @ discount                                                 4.5      3.3      2.5      6.5      11.1      0.0
                                                                    -----    -----    -----   ------    ------   ------
Net Cash Flow                                                         0.0      0.0      0.0      0.0       0.0     12.7

Cash to Distributions on Common Units                                 0.0      0.0      0.0      0.0       0.0     12.7

Revolver Ending Balance                                               0.0      0.0      0.0      0.0       0.0      0.0
Ending Kalamath Notes                                               218.6    214.1    211.1    204.6     193.5    193.5

Klamath Stand-Alone EBITDDA                                          26.7     26.0     24.8     28.3      32.1     33.2
Plus: Preferred Interest (Yakima)                                     2.0      2.1      2.2      2.3       2.4      2.5
Adjusted EBITDDA                                                     28.7     28.1     27.0     30.6      34.5     35.7
Fixed Coverage Ratio                                                 1.34x    1.35x    1.32x    1.53x     1.80x    1.92x
Minimum Fixed Coverage Ratio                                         1.75x    1.75x    1.75x    1.75x     1.75x    1.75x

------------------------------------------------------------------------------------------------------------------------
Distribution per Common Unit                                        $0.00    $0.00    $0.00    $0.00     $0.00    $1.32
------------------------------------------------------------------------------------------------------------------------
Minimum Annual Distribution per Common Unit                         $2.00    $2.00    $2.00    $2.00     $2.00    $2.00
Distribution Arrearage                                              $4.00    $6.00    $8.00   $10.00    $12.00   $12.68
------------------------------------------------------------------------------------------------------------------------
Distribution per Subordinated Unit                                  $0.00    $0.00    $0.00    $0.00     $0.00    $0.00
------------------------------------------------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                                                               Strategic Process

Maintain Existing Structure: RISI Trend Forecasts ($ in millions)
--------------------------------------------------------------------------------

                                                            ------------------------------------------------------------
                                                                                    FYE 12/31
                                                            ------------------------------------------------------------
                                                            2001E   2002E    2003E    2004E    2005E    2006E     2007E
                                                            -----   -----    -----    -----    -----    -----     -----
Klamath Stand-Alone EBITDDA                                  24.3    15.4     17.4     29.9     25.5      29.1     30.1
Less: Interest Expense on Klamath Notes                      21.7    21.6     21.5     21.5     21.5      21.5     21.5
Less: Interest on Working Capital Facility                    0.3     0.5      0.5      0.5      0.5       0.5      0.5
Less: Interest on Revolver                                    0.0     0.8      2.3      2.7      2.4       2.1      1.3
Less: Capex                                                   1.4     1.4      1.4      1.4      1.4       1.4      1.4
Less: Consent Solicitation                                    0.0     0.0      0.0      0.0      0.0       0.0      0.0
                                                             ----   -----    -----    -----   ------    ------   ------
Net Cash Flow                                                 1.0    (8.9)    (8.3)     3.8     (0.3)      3.6      5.4
Cash carried over from 2001                                           1.0
Revolver Financing                                                    8.9      8.3     (3.8)     0.3      (3.6)    (5.4)
Less: Cash to Kalamath Notes Buy Back @ discount                      1.0      0.0      0.0      0.0       0.0      0.0
                                                                    -----    -----    -----   ------    ------   ------
Net Cash Flow                                                         0.0     (0.0)    (0.0)    (0.0)     (0.0)    (0.0)
Cash to Distributions on Common Units                                 0.0      0.0      0.0      0.0       0.0      0.0
Revolver Ending Balance                                               8.9     17.2     13.4     13.7      10.1      4.7
Ending Kalamath Notes                                               223.5    223.5    223.5    223.5     223.5    223.5
Klamath Stand-Alone EBITDDA                                          15.4     17.4     29.9     25.5      29.1     30.1
Plus: Preferred Interest (Yakima)                                     2.0      2.1      2.2      2.3       2.4      2.5
Adjusted EBITDDA                                                     17.3     19.5     32.1     27.8      31.5     32.6
Fixed Coverage Ratio                                                 0.80x    0.90x    1.49x    1.29x     1.46x    1.52x
Minimum Fixed Coverage Ratio                                         1.75x    1.75x    1.75x    1.75x     1.75x    1.75x
------------------------------------------------------------------------------------------------------------------------
Distribution per Common Unit                                        $0.00    $0.00    $0.00    $0.00     $0.00    $0.00
------------------------------------------------------------------------------------------------------------------------
Minimum Annual Distribution per Common Unit                         $2.00    $2.00    $2.00    $2.00     $2.00    $2.00
Distribution Arrearage                                              $4.00    $6.00    $8.00   $10.00    $12.00   $14.00
------------------------------------------------------------------------------------------------------------------------
Distribution per Subordinated Unit                                  $0.00    $0.00    $0.00    $0.00     $0.00    $0.00
------------------------------------------------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                                                               Strategic Process

Maintain Existing Structure:  Distribution-Based Value
--------------------------------------------------------------------------------

                     NPV of Estimated per Unit Price at 2007

Discount Rate @ 15.0%

                                 2007 Distribution per Common Unit
                             -------------------------------------------
                             $1.00    $1.25    $1.50    $1.75     $2.00

                             -------------------------------------------
                  8.0%       $6.21    $7.77    $9.32    $10.88    $12.43
Yield at         10.0%       $4.97    $6.21    $7.46    $ 8.70    $ 9.94
Which Units      12.0%       $4.14    $5.18    $6.21    $ 7.25    $ 8.29
Would Trade      14.0%       $3.55    $4.44    $5.33    $ 6.21    $ 7.10
                 16.0%       $3.11    $3.88    $4.66    $ 5.44    $ 6.21
                             -------------------------------------------

                     NPV of Estimated per Unit Price at 2007

Discount Rate @ 20.0%

                                 2007 Distribution per Common Unit
                             -------------------------------------------
                             $1.00    $1.25    $1.50    $1.75     $2.00

                             -------------------------------------------
                  8.0%       $5.02    $6.28    $7.54     $8.79    $10.05
Yield at         10.0%       $4.02    $5.02    $6.03     $7.03    $ 8.04
Which Units      12.0%       $3.35    $4.19    $5.02     $5.86    $ 6.70
Would Trade      14.0%       $2.87    $3.59    $4.31     $5.02    $ 5.74
                 16.0%       $2.51    $3.14    $3.77     $4.40    $ 5.02
                             -------------------------------------------

                     NPV of Estimated per Unit Price at 2007

Discount Rate @ 25.0%

                                 2007 Distribution per Common Unit
                             -------------------------------------------
                             $1.00    $1.25    $1.50    $1.75     $2.00

                             -------------------------------------------
                  8.0%       $4.10    $5.12    $6.14     $7.17     $8.19
Yield at         10.0%       $3.28    $4.10    $4.92     $5.73     $6.55
Which Units      12.0%       $2.73    $3.41    $4.10     $4.78     $5.46
Would Trade      14.0%       $2.34    $2.93    $3.51     $4.10     $4.68
                 16.0%       $2.05    $2.56    $3.07     $3.58     $4.10
                             -------------------------------------------

                     NPV of Estimated per Unit Price at 2007

Discount Rate @ 30.0%

                                 2007 Distribution per Common Unit
                             -------------------------------------------
                             $1.00    $1.25    $1.50    $1.75     $2.00

                             -------------------------------------------
                  8.0%       $3.37    $4.21    $5.05     $5.89     $6.73
Yield at         10.0%       $2.69    $3.37    $4.04     $4.71     $5.39
Which Units      12.0%       $2.24    $2.81    $3.37     $3.93     $4.49
Would Trade      14.0%       $1.92    $2.40    $2.89     $3.37     $3.85
                 16.0%       $1.68    $2.10    $2.52     $2.95     $3.37
                             -------------------------------------------

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--------------------------------------------------------------------------------

                                                               Strategic Process

Working Capital Facility
--------------------------------------------------------------------------------

o Senior Management assumes that it would have to purchase a $15 MM working capital facility to provide for inter-year cash shortfalls, particularly around May when interest is due on the Klamath bonds and when earnings are relatively low

      o Per annum interest at 18% on commitment amount (payable in cash) plus issuance of additional warrants (3.5 MM in aggregate)

o Analysis of Senior Management projections suggest some cash deficiencies in first half, however, below $15 MM

      o Analysis based on historical first-half allocations of earnings and capex applied to October projections

      o Historically, cash draws on existing revolver have been reported as high as $10.5 MM (June 30, 2001)

o DrKW analysis assumes a $5 MM working capital facility for inter-year cash shortfalls

      o     18% interest on draw; 1% commitment fee

      o     Average draw at $2.5 MM

      o     Effective cost per annum at 10%

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--------------------------------------------------------------------------------

                                                               Strategic Process

Analysis of Seasonal Cyclicality ($ in millions)
--------------------------------------------------------------------------------

                                                       ------
First Half EBITDDA                                      35.0%
                                                       ------

                                                       ------
First Half Interest Expense                             50.0%
                                                       ------

                                                       ------
First Half Capex                                       100.0%
                                                       ------

                                          ---------------------------------------------------------------
                                                             First Half ending 06/30
                                          ---------------------------------------------------------------
                                          2001E     2002E     2003E     2004E     2005E    2006E    2007E
                                          -----     -----     -----     -----     -----    -----    -----
Klamath Stand-Alone EBITDDA               $8.5      $9.3      $9.1      $8.7      $9.9     $11.3    $11.6
Less: Interest Expense                    10.8      10.7      10.5      10.4      10.2       9.8      9.6
Plus: Interest Income                      0.0       0.0       0.0       0.0       0.0       0.0      0.0
Less: Capex                                1.4       1.4       1.4       1.4       1.4       1.4      1.4
Less: Consent Solicitation                 0.0       0.0       0.0       0.0       0.0       0.0      0.0
Less: Change in Net Working Capital        0.0       0.0       0.0       0.0       0.0       0.0      0.0
                                          ----      ----      ----      ----      ----       ---      ---
Net Cash Flow                             (3.7)     (2.8)     (2.8)     (3.1)     (1.7)      0.1      0.7

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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         ------------------------------

                                    Valuation

                         ------------------------------

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--------------------------------------------------------------------------------

                                                                       Valuation

Valuation Summary ($ in  millions)
--------------------------------------------------------------------------------

                                                                                                Enterprise Value /
      Valuation                Enterprise       Equity         Equity Value      ----------------------------------------------
     Methodology                Value(1)        Value            per Unit        2001 EBITDDA          MBF             Acre
-------------------------      -----------     ---------      --------------     -------------     -----------     -----------
DCF (Unlevered FCF)            $258 - $301     $35 - $79      $2.73 -  $6.12     10.6x - 12.4x     $143 - $167     $464 - $542

Cash Dividends                  336 - 364      113 - 141      $8.81 - $10.95     13.8x - 15.0x     $187 - $202     $604 - $654

Comparable Companies            267 - 316       45 -  93      $3.47 -  $7.25     11.0x - 13.0x     $149 - $176     $481 - $568

Asset Acquisitions              262 - 319       40 -  96      $3.09 -  $7.47     10.8x - 13.1x     $146 - $177     $472 - $573

Appraisal Based Value (2)       266 - 302       43 -  79      $3.34 -  $6.14     10.9x - 12.4x     $148 - $168     $478 - $543

Minority Close-outs             261 - 314       39 -  91      $3.01 -  $7.07     10.8x - 12.9x     $145 - $174     $470 - $564

Unit Price as of 11/28/01             248             26               $1.99             10.2x            $138            $447

52-Week High/Low                247 - 334       24 - 111      $1.85 -  $8.63     10.1x - 13.7x     $137 - $185     $443 - $600

----------
(1)   Net debt @ $222.8MM as of September 30, 2001.

(2) Actual appraisal value based on 12/31/00 MBG appraisals at $8.94 per unit; appraisal based value range based on 10%-20% discount on timberlands appraisals.

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--------------------------------------------------------------------------------

                                                                       Valuation

Valuation Notes
--------------------------------------------------------------------------------

o     DCF

      o     Valuation as of 1/01/02

      o     Balance sheet as of 9/30/01

      o     Discount rate at 8.5% - 9.5%

            - Based on median WACC of peer group post 38% tax rate (see WACC discussion)

            - Company's WACC using its current YTM on the Klamath Notes (at 19.9%) would be 11.5%

      o     Analysis conducted on unlevered free cash flows over 2002 - 2007

            -     Assumes cash flows immediately available for distribution

o     Cash Distribution Stream Valuation

      o     DCF of projected cash distribution stream

      o Discount rate at 8.5% to 9.5%; compared to Senior Management estimate of 8.0%

      o     No cash distribution expected from Klamath until 2007

      o     No distributions from Yakima

      o No taxes paid since Company has net losses throughout projection period

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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         ------------------------------

                                    Appendix

                         ------------------------------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         ------------------------------

                              Klamath Projections /
                                   Financials

                         ------------------------------

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--------------------------------------------------------------------------------

                                                Klamath Projections / Financials

Klamath Income Statement ($ in millions, except per unit amounts)
--------------------------------------------------------------------------------

                                   -------------------------------------------------------------------------------------------------
                                                                               FYE 12/31
                                   -------------------------------------------------------------------------------------------------
                                     1998      1999      2000     2001E     2002E     2003E     2004E     2005E     2006E     2007E
                                   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
Log Sales                           $63.6     $76.6     $72.3     $32.0     $28.6     $21.7     $38.9     $43.2     $46.2     $47.2
Timber Deed Sales                     0.0       0.0       0.0      20.3      14.0      17.0       6.9       6.1       6.9       7.0
Timberland Sales                      6.3       0.0       2.8       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Small Log Sales                       0.0       0.0       0.0       0.0       6.7       5.3       5.5       5.5       5.5       5.5
By-products and other                 1.4       0.4       0.6       0.6       0.6       0.6       0.6       0.6       0.6       0.6
                                   ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
Total Revenue                        71.3      77.0      75.6      52.9      50.0      44.5      51.9      55.4      59.2      60.3
Log and Haul Costs                   16.7      17.1      19.9      17.9      14.8      10.1      18.7      18.7      18.7      18.7
Cost of Timber & Property Sales       5.9       0.0       2.6       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Forest Expenses                       0.0       0.0       0.0       2.3       2.0       1.9       1.9       1.8       1.8       1.8
Depreciation, Depletion
   and Amort                         21.9      23.3      28.8      30.4      21.3      17.8      18.0      16.8      16.8      16.8
                                   ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
Gross Profit                         26.8      36.6      24.3       2.4      11.9      14.7      13.3      18.1      21.9      23.0
SG&A                                 10.5       8.5       8.4       8.4       6.5       6.5       6.5       6.5       6.5       6.5
Business Reinvestment of
   Excess Cash                                                      0.0       0.0       0.0       0.0       0.0       0.0       0.0
Plus: Equity in Income of
   Affiliate                          0.0       0.9       2.1      (0.0)     (0.7)      0.3       0.7       1.9       0.7       0.8
                                   ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
EBIT                                 16.3      29.0      18.0      (6.1)      4.6       8.6       7.5      13.5      16.1      17.3
Less: Gross Interest Expense         21.7      21.4      21.5      21.9      22.2      22.2      22.2      22.2      22.2      22.2
Plus: Interest Income                 0.2       0.3       0.3       0.4       0.5       0.7       1.0
Less: Net Interest Expense           21.7      21.4      21.5      21.8      21.9      21.8      21.8      21.6      21.4      21.2
Less: Amortization of
   Financing Fees                     0.7       0.7       0.7       0.7       0.7       0.7       0.7       0.7       0.7       0.6
Less: Other Interest                  0.3      (1.2)     (0.2)      0.0       0.0       0.0       0.0       0.0       0.0       0.0
Less: Minority Interest              (0.1)      0.1      (0.0)      0.0       0.0       0.0       0.0       0.0       0.0       0.0
Less: GP Interest                    (0.1)      0.1      (0.0)      0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                   ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
Net Income to Unit Holders           (6.3)      8.0      (3.9)    (28.5)    (17.9)    (13.9)    (14.9)     (8.8)     (6.0)     (4.5)
Earnings per Unit                  ($0.49)    $0.62    ($0.31)   ($2.22)   ($1.39)   ($1.08)   ($1.16)   ($0.69)   ($0.47)   ($0.35)
Weighted Average Units
   Outstanding                       12.9      12.9      12.9      12.9      12.9      12.9      12.9      12.9      12.9      12.9
EBIT (Klamath Falls Only)            16.3      28.1      15.9      (6.0)      5.4       8.2       6.8      11.6      15.4      16.5
Depreciation, Depletion
   and Amort                         21.9      23.3      28.8      30.4      21.3      17.8      18.0      16.8      16.8      16.8
Cost of Timber & Property Sales       5.9       0.0       2.6       0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                   ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
EBITDDA (Klamath Falls only)         44.2      51.5      47.3      24.3      26.7      26.0      24.8      28.3      32.1      33.2
Log Sales Volume (MMBF)              93.6      97.2      96.1      92.1      79.0      54.0     100.0     100.0     100.0     100.0
Deed Sales Volume (MMBF)             50.9       3.6     147.5     134.5      80.0      79.0      34.0      25.0      25.0      25.0
Timberland Sales Volume (MMBF)        0.0      86.5      13.6       0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                   ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
Total Harvest Per Year (MMBF)       144.5     187.3     257.2     226.6     159.0     133.0     134.0     125.0     125.0     125.0

Delivered Log Prices ($/MBF)       $420.0    $436.0    $393.0    $348.0    $362.6    $401.6    $389.4    $432.0    $462.4    $471.7
Log and Haul Costs ($/MBF)          188.0     194.0     187.0     187.0     187.0     187.0     187.0     187.0

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                Klamath Projections / Financials

Klamath Balance Sheet ($ in millions)
--------------------------------------------------------------------------------

                                              ---------------------------------------------------------------------------------
                                                                                   FYE 12/31
                                              ---------------------------------------------------------------------------------
                                               1998    1999    2000   2001E   2002E   2003E   2004E    2005E    2006E    2007E
                                              -----   -----   -----   -----   -----   -----   ------   ------   ------   ------
Assets
   Cash and Cash Equivalents                   $4.8    $2.8    $3.2    $2.1    $4.1    $7.6   $10.6    $19.7    $30.5    $42.8
   Cash Investments                             0.0     0.0     0.0     0.0     0.0     0.0     0.0      0.0      0.0      0.0
   Receivables                                  3.8     3.1     6.9     3.0     3.0     3.0     3.0      3.0      3.0      3.0
   Prepaid Expenses and Other                   0.4     1.0     0.0     0.0     0.0     0.0     0.0      0.0      0.0      0.0
                                              -----   -----   -----   -----   -----   -----   -----    -----    -----    -----
   Current Assets                               9.1     6.9    10.1     5.2     7.1    10.6    13.6     22.8     33.5     45.8

   Timber and Timberlands                     334.5   293.8   264.7   220.7   200.8   184.3   167.7    152.4    137.0    121.6
   Investments in Affiliate                     0.0    18.2    20.5    35.5    36.3    35.9    35.3     33.4     32.7     31.8
   PP&E                                         1.2     1.0     0.9     0.9     0.9     0.9     0.9      0.9      0.9      0.9
   Notes Receivable, less current portion       0.0     2.3     0.0     0.0     0.0     0.0     0.0      0.0      0.0      0.0
   Deferred Financing Fees                      6.0     5.3     4.6     4.0     3.3     2.6     1.9      1.3      0.6      0.0
                                              -----   -----   -----   -----   -----   -----   -----    -----    -----    -----
   Total Assets                               350.7   327.7   300.9   266.3   248.4   234.4   219.5    210.7    204.7    200.2

Liabilities and Partners' Capital
   Revolving Credit Facility                    0.0     0.0     0.0     0.0     0.0     0.0     0.0      0.0      0.0      0.0
   Working Capital Facility                     0.0     0.0     0.0     5.0     5.0     5.0     5.0      5.0      5.0      5.0
   Payables                                     6.1     4.5     6.6     3.0     3.0     3.0     3.0      3.0      3.0      3.0
   Deferred Revenues / Deposits                 1.6     0.0     1.5     0.0     0.0     0.0     0.0      0.0      0.0      0.0
                                              -----   -----   -----   -----   -----   -----   -----    -----    -----    -----
   Current Liabilities                          7.7     4.5     8.1     8.0     8.0     8.0     8.0      8.0      8.0      8.0

   Long Term Debt                             225.0   225.0   225.0   225.0   225.0   225.0   225.0    225.0    225.0    225.0
   Minority Interest                            1.2     1.0     0.7     0.7     0.7     0.7     0.7      0.7      0.7      0.7
                                              -----   -----   -----   -----   -----   -----   -----    -----    -----    -----
   Total Liabilities                          233.8   230.5   233.8   233.7   233.7   233.7   233.7    233.7    233.7    233.7

   Partners' Capital                          116.9    97.2    67.1    32.6    14.7     0.8   (14.2)   (23.0)   (29.0)   (33.5)

   Total Liabilities and Capital              350.7   327.7   300.9   266.3   248.4   234.4   219.5    210.7    204.7    200.2

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                Klamath Projections / Financials

Klamath Cash Flow Statement ($ in millions)
--------------------------------------------------------------------------------

                                                         ---------------------------------------------------------------------
                                                                                      FYE 12/31
                                                         ---------------------------------------------------------------------
                                                          2000    2001E    2002E    2003E    2004E    2005E    2006E    2007E
                                                         ------  -------  -------  -------  -------   ------   ------   ------
Net Income to Unit Holders                               ($3.9)  ($28.5)  ($17.9)  ($13.9)  ($14.9)   ($8.8)   ($6.0)   ($4.5)
Distribution to General Partner                           (0.0)     0.0      0.0      0.0      0.0      0.0      0.0      0.0
Depreciation, Depletion and Amort                         28.8     30.4     21.3     17.8     18.0     16.8     16.8     16.8
Amortization of Financing Fees                             0.7      0.7      0.7      0.7      0.7      0.7      0.7      0.6
Cost of Timber & Property Sales                            2.6      0.0      0.0      0.0      0.0      0.0      0.0      0.0
Gain (Loss) on Disposal of Assets                         (0.0)     0.0      0.0      0.0      0.0      0.0      0.0      0.0
Other Non-Cash Items                                       0.1      0.0      0.0      0.0      0.0      0.0      0.0      0.0
Minority Interest                                         (0.0)     0.0      0.0      0.0      0.0      0.0      0.0      0.0
(Inc.) / Dec. in Receivables                              (3.7)     3.9      0.0      0.0      0.0      0.0      0.0      0.0
(Inc.) / Dec. in Prepaids and Other                        0.9      0.0      0.0      0.0      0.0      0.0      0.0      0.0
Inc. / (Dec.) in Payables                                  2.1     (3.6)     0.0      0.0      0.0      0.0      0.0      0.0
Inc. / (Dec.) in Deferred Revenues / Deposits              1.4     (1.5)     0.0      0.0      0.0      0.0      0.0      0.0
                                                         -----   ------   ------   ------   ------    -----    -----    -----
Net Cash Provided by Operating Activities                 29.0      1.3      4.1      4.6      3.7      8.6     11.4     12.9

Capital Expenditures:

Reforestation                                             (2.3)    (1.3)    (1.3)    (1.3)    (1.3)    (1.3)    (1.3)    (1.3)
Roads                                                     (0.1)    (0.1)    (0.1)    (0.1)    (0.1)    (0.1)    (0.1)    (0.1)
Timber                                                     0.0     15.0      0.0      0.0      0.0      0.0      0.0      0.0
Proceeds from Sales                                        0.1      0.0      0.0      0.0      0.0      0.0      0.0      0.0
Investment In Affiliate                                    2.1    (15.0)    (0.7)     0.3      0.7      1.9      0.7      0.8
                                                         -----   ------   ------   ------   ------    -----    -----    -----
Net Cash Used by Investing Activities                     (0.2)    (1.4)    (2.1)    (1.0)    (0.7)     0.5     (0.7)    (0.5)

Distributions to Partners                                (26.0)    (6.0)     0.0      0.0      0.0      0.0      0.0      0.0
Distributions to Minority Interest                        (0.3)     0.0      0.0      0.0      0.0      0.0      0.0      0.0
Payment to Affiliates                                      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
Draw-down (Repayment) on the Revolver                      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
Borrowing / (Repayment) of Working Capital Facility        0.0      5.0      0.0      0.0      0.0      0.0      0.0      0.0
Borrowing / (Repayment) of Senior Notes                    0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
                                                         -----   ------   ------   ------   ------    -----    -----    -----
Net Cash Used by Financing Activities                    (26.2)    (1.0)     0.0      0.0      0.0      0.0      0.0      0.0

Beginning Cash Balance                                     2.8      3.2      2.1      4.1      7.6     10.6     19.7     30.5

Net Increase (Decrease) in Cash and Cash Equivalents       2.6     (1.1)     2.0      3.5      3.0      9.1     10.8     12.3

Ending Cash Balance                                        3.2      2.1      4.1      7.6     10.6     19.7     30.5     42.8

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         ------------------------------

                              Yakima Projections /
                                   Financials

                         ------------------------------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                 Yakima Projections / Financials

Yakima Income Statement ($ in millions)
--------------------------------------------------------------------------------

                                                  ---------------------------------------------------------------------------
                                                                                   FYE 12/31
                                                  ---------------------------------------------------------------------------
                                                   2000    2001E     2002E     2003E     2004E     2005E     2006E     2007E
                                                  -----    ------    ------    ------    ------    ------    ------    ------
Revenue
   Logs - Core                                    $25.2     $1.1      $3.0      $3.3      $3.2      $3.6      $3.8      $3.9
   Logs- Yainax & Antelope                          0.0      0.0       6.7       8.9       9.2       1.0       0.0       0.0
   Camp 6 Timber Deed                                        2.7       7.2       8.4       7.6       8.6       0.0       0.0
   Timber Deeds                                              5.7       2.5       2.8       2.7       3.0       3.2       3.2
   Other Sales / HBU Sales                          0.4      0.5       0.5       0.6       1.6       3.0       4.1       4.1
                                                   ----     ----      ----      ----      ----      ----      ----      ----
   Total Revenue                                   25.6     10.1      20.0      23.9      24.3      19.2      11.1      11.3

Logging Costs
   Core                                             9.1      0.6       1.6       1.6       1.6       1.6       1.6       1.6
   Yainax & Antelope                                0.0      0.0       3.5       4.2       4.2       0.5       0.0       0.0
   Camp 6 Timber Deed                               1.5      3.8       4.0       3.8       3.8       0.0       0.0

Forest Expenses                                     0.0      0.1       0.1       0.1       0.1       0.2       0.2       0.2
Other Expenses (Service Fee)                        1.4      1.9       2.5       2.5       2.5       2.5       2.5       2.5

EBITDDA                                            15.2      5.9       8.4      11.5      12.0      10.6       6.8       6.9

Depletion - Core & Road Amortization                6.5      2.3       1.5       1.5       1.5       1.5       1.5       1.5
Depletion - Yainax & Antelope                                0.0       1.6       2.0       2.1       0.2       0.0       0.0
Cost of Camp 6 Sales                                         1.2       3.2       3.3       3.1       1.1       0.0       0.0
Cost of Timberland / HBU Sale                                0.0       0.1       0.1       0.2       0.3       0.4       0.4
                                                   ----     ----      ----      ----      ----      ----      ----      ----
EBIT                                                8.7      2.4       2.0       4.6       5.2       7.5       4.9       5.0

Less: Net Interest Expense                          5.4      3.8       3.3       3.7       3.9       3.9       3.9       3.9
Less: Loan Guarantee Fee    1.8%                    0.0      0.3       1.7       1.7       1.7       1.7       1.7       1.7
Less: Hedging Costs                                                    0.4       0.4       0.4       0.4       0.4       0.4
Less: Letter of Credit Fee                                             0.1       0.1       0.1       0.1       0.1       0.1
Less: Amortization of Financing Fees                         0.5       0.3       0.3       0.3       0.3       0.3       0.3
Less: Hedging Costs, LC Fee & Amort. Of Fees        0.0      0.5       0.8       0.8       0.8       0.8       0.8       0.8
Plus: Interest Income                               0.0      0.1       0.1       0.1       0.2       0.3       0.3       0.4

EBT (Before Preferred Dividend)                     3.2     (2.1)     (3.7)     (1.6)     (1.0)      1.4      (1.2)     (1.0)

Less: Preferred Interest @ 5.0%                     1.0      2.0       2.1       2.2       2.3       2.4       2.5       2.6
EBT to Common Unitholders                           2.2     (4.1)     (5.7)     (3.7)     (3.3)     (1.0)     (3.7)     (3.7)

Reference
   Earnings to Klamath Falls (49%)                  1.1     (2.0)     (2.8)     (1.8)     (1.6)     (0.5)     (1.8)     (1.8)
   Plus: Add-back of Preferred Dividend             1.0      2.0       2.1       2.2       2.3       2.4       2.5       2.6
                                                   ----     ----      ----      ----      ----      ----      ----      ----
   Income from Affiliate                            2.1     (0.0)     (0.7)      0.3       0.7       1.9       0.7       0.8
   Log Sales Volume (MMBF)                         39.0     10.9      47.0      51.5      51.5      30.7       8.1       8.1
   Deed Sales Volume (MMBF)                        35.5     23.0       9.6       9.6       9.6       9.6       9.6       9.6
                                                   ----     ----      ----      ----      ----      ----      ----      ----
   Total Harvest Per Year (MMBF)                   74.6     33.9      56.6      61.1      61.1      40.3      17.7      17.7

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                 Yakima Projections / Financials

Yakima Balance Sheet ($ in millions)
--------------------------------------------------------------------------------

                                              ------------------------------------------------------------------------------------
                                                                                   FYE 12/31
                                              ------------------------------------------------------------------------------------
                                               1999     2000    2001E     2002E     2003E     2004E     2005E     2006E     2007E
                                              ------    -----   ------    ------    ------    ------    ------    ------    ------
Assets
   Cash & Cash Equivalents                      $9.1    $5.9    $10.8      $2.4      $6.8     $12.5     $17.0     $17.6     $18.4
   Cash Investments                              0.0     0.0      0.0       0.0       0.0       0.0       0.0       0.0       0.0
   Accounts Receivable & Current
      Portion Notes                              0.0     2.7      2.7       2.7       2.7       2.7       2.7       2.7       2.7
   Prepaid and Other                             0.0     0.1      0.1       0.1       0.1       0.1       0.1       0.1       0.1
                                              ------    ----    -----     -----     -----     -----     -----     -----     -----
   Total Current Assets                          9.1     8.6     13.5       5.1       9.5      15.2      19.7      20.3      21.1

   Timber & Timberlands                         73.7    49.5     47.6      46.4      45.0      43.6      42.2      40.8      39.4
   Other Timber Assets                           0.1    18.9     18.9      18.9      18.9      18.9      18.9      18.9      18.9
   Other Assets Added                           20.0    20.0     20.0      20.0      20.0      20.0      20.0
   Timber Deeds                                 10.8     7.6      4.3       1.1       0.0       0.0       0.0
                                              ------    ----    -----     -----     -----     -----     -----     -----     -----
   Total Timber and Timberlands, net            73.9    68.3     97.2      92.9      88.2      83.6      81.1      79.7      78.3
   PP&E                                          0.0     0.1      0.1       0.1       0.1       0.1       0.1       0.1       0.1
   Deferred Financing Fees                       0.8     0.5      3.0       2.7       2.4       2.1       1.8       1.5       1.2
                                              ------    ----    -----     -----     -----     -----     -----     -----     -----

   Total Assets                               83.853    77.5    113.8     100.7     100.1     101.0     102.6     101.6     100.7

Liabilities and Partners' Capital
   Revolving Credit Facility                     0.0     0.0      0.0       0.7       0.0       0.0       0.0       0.0       0.0
   Long Term Debt, current portion              13.5     0.0      0.0       0.0       0.0       0.0       0.0       0.0       0.0
   Accounts Payable                              0.1     1.2      1.7       1.7       1.7       1.7       1.7       1.7       1.7
   Deferred Revenue                              5.5     0.0      0.0       0.0       0.0       0.0       0.0       0.0       0.0
                                              ------    ----    -----     -----     -----     -----     -----     -----     -----
   Total Current Liabilities                    19.1     1.2      1.7       2.4       1.7       1.7       1.7       1.7       1.7

   Long Term Debt                               46.5    52.8     75.0      95.0      95.0      95.0      95.0      95.0      95.0
                                              ------    ----    -----     -----     -----     -----     -----     -----     -----
   Total Liabilities                            65.6    54.0     76.7      97.4      96.7      96.7      96.7      96.7      96.7

   Preferred Interest                           18.2    20.3     39.3      41.3      43.4      45.5      47.8      50.2      52.7
   Common Interest                               0.0     0.8     (2.2)    (38.0)    (39.9)    (41.2)    (41.8)    (45.3)    (48.7)
                                              ------    ----    -----     -----     -----     -----     -----     -----     -----

   Total Liabilities & Partners' Capital        83.9    75.1    113.8     100.7     100.1     101.0     102.6     101.6     100.7

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                 Yakima Projections / Financials

Yakima Cash Flow Statement ($ in millions)
--------------------------------------------------------------------------------

                                                           -----------------------------------------------------------------------
                                                                                         FYE 12/31
                                                           -----------------------------------------------------------------------
                                                           2001E      2002E     2003E      2004E      2005E      2006E      2007E
                                                           ------     ------    ------     ------     ------     ------     ------
Net Income (Before Preferred Dividend)                     ($2.1)     ($3.7)    ($1.6)     ($1.0)      $1.4      ($1.2)     ($1.0)

DD&A - Yakima                                                3.5        6.4       6.9        6.9        3.2        2.0        2.0

(Inc.) / Dec. in Receivables                                 0.0        0.0       0.0        0.0        0.0        0.0        0.0
(Inc.) / Dec. in Prepaids and Other                          0.0        0.0       0.0        0.0        0.0        0.0        0.0
Inc. / (Dec.) in Payables                                    0.5        0.0       0.0        0.0        0.0        0.0        0.0
Inc. / (Dec.) in Deferred Revenues / Deposits                0.0        0.0       0.0        0.0        0.0        0.0        0.0
                                                           -----      -----     -----      -----       ----      -----      -----
Net Cash Provided by Operating Activities                   $1.9       $2.8      $5.3       $5.9       $4.6       $0.8       $0.9

Capital Expenditures:
   Reforestation                                            (0.3)      (0.3)     (0.1)      (0.1)      (0.1)      (0.1)      (0.1)
   Roads                                                    (0.1)      (0.1)     (0.1)      (0.1)      (0.1)      (0.1)      (0.1)
   Other                                                    (0.0)       0.0       0.0        0.0        0.0        0.0        0.0
                                                           -----      -----     -----      -----       ----      -----      -----
   Total CapEx                                              (0.4)      (0.4)     (0.2)      (0.1)      (0.1)      (0.1)      (0.1)
Timber (Payment for asset transfers, incl. Camp 9)         (30.0)       0.0       0.0        0.0        0.0        0.0        0.0
Cash portion of Privatization                                         (23.9)
Cash to Borrowing Base Reserve                              (1.9)      (7.6)
                                                           -----      -----     -----      -----       ----      -----      -----
Net Cash Used by Investing Activities                      (32.3)     (31.9)     (0.2)      (0.1)      (0.1)      (0.1)      (0.1)

Distributions                                                0.0        0.0       0.0        0.0        0.0        0.0        0.0
Preferred Interest                                          (0.5)      (2.0)     (2.1)      (2.2)      (2.3)      (2.4)      (2.5)
Draw-down (Repayment) on the Revolver                        0.0        0.7      (0.7)       0.0        0.0        0.0        0.0
Increase/(Decrease) of Long Term Debt                       22.2       20.0       0.0        0.0        0.0        0.0        0.0
Change in Preferred Interest                                19.0        2.0       2.1        2.2        2.3        2.4        2.5
                                                           -----      -----     -----      -----       ----      -----      -----
Net Cash Used by Financing Activities                       40.7       20.7      (0.7)       0.0        0.0        0.0        0.0

Beginning Case Balance                                       0.4       10.8       2.4        6.8       12.5       17.0       17.6

Net Increase (Decrease) in Cash and Cash Equivalents        10.4       (8.4)      4.4        5.7        4.4        0.7        0.8

Ending Cash Balance                                         10.8        2.4       6.8       12.5       17.0       17.6       18.4

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                                     - 59 -

--------------------------------------------------------------------------------

                         ------------------------------

                              Discounted Cash Flow
                                    Analysis

                         ------------------------------

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                                     - 60 -

                                                   Discounted Cash Flow Analysis

DCF Sensitivity Analysis
--------------------------------------------------------------------------------

o 9.0% discount rate and 0.5% perpetuity growth rate are the two variables held constant in calculating the following sensitivities

o A decrease of 5 MMBF in log sales per year (on an average harvest of approximately 134 MMBF throughout the forecast period) decreases the DCF value by $0.94 per unit

o A 5% change in Senior Management's price estimates results in a $1.42 per unit change in the DCF value

o A decrease of 0.5% in the discount rate increases the DCF value by $1.42 per unit

o An increase of 0.5% in the perpetuity growth rate increases the DCF value by $0.95 per unit

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                                     - 61 -

                                                   Discounted Cash Flow Analysis

Klamath Falls Discounted Cash Flow Matrix ($ in millions)
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------     -------------------------------
                                       Perpetuity Growth Rate                                 Normalized UFCF           $25.4
                                                                                              Book Debt as of 9/30/01   222.8
              (0.5%)               0.0%                0.5%                1.0%               Total Units Outstanding    12.9
           ------------------------------------------------------------------------------     -------------------------------
Discount
Rate          $106.1              $106.1              $106.1              $106.1              Present Value of Free Cash Flows
               171.9    61.8%      182.9    63.3%      195.3    64.8%      209.4    66.4%     Present Value of Perpetuity
              ------              ------              ------              ------
8.5%          $278.0              $289.0              $301.4              $315.5              Net Enterprise Value
                55.3                66.3                78.7                92.7              Net Equity Value
               $4.30               $5.15               $6.12               $7.21              Implied Price per Unit

                 8.8x                9.4x               10.0x               10.7x             Implied Terminal EBITDDA Multiplier
                 7.8x                8.2x                8.5x                8.9x             Multiple of LTM EBITDDA
                11.4x               11.9x               12.4x               13.0x             Multiple of 2001E EBITDDA

           ----------------------------------------------------------------------------------------------------------------------

              $104.5              $104.5              $104.5              $104.5              Present Value of Free Cash Flows
               158.4    60.3%      168.1    61.7%      178.8    63.1%      191.0    64.6%     Present Value of Perpetuity
              ------              ------              ------              ------
9.0%          $262.9              $272.5              $283.3              $295.4              Net Enterprise Value
                40.2                49.8                60.6                72.7              Net Equity Value
               $3.12               $3.87               $4.71               $5.65              Implied Price per Unit

                 8.4x                8.9x                9.4x               10.1x             Implied Terminal EBITDDA Multiplier
                 7.4x                7.7x                8.0x                8.3x             Multiple of LTM EBITDDA
                10.8x               11.2x               11.7x               12.2x             Multiple of 2001E EBITDDA

           ----------------------------------------------------------------------------------------------------------------------

              $102.9              $102.9              $102.9              $102.9              Present Value of Free Cash Flows
               146.4    58.7%      154.9    60.1%      164.3    61.5%      174.9    63.0%     Present Value of Perpetuity
              ------              ------              ------              ------
9.5%          $249.3              $257.8              $267.2              $277.8              Net Enterprise Value
                26.6                35.1                44.5                55.0              Net Equity Value
               $2.07               $2.73               $3.46               $4.28              Implied Price per Unit

                 8.0x                8.4x                8.9x                9.5x             Implied Terminal EBITDDA Multiplier
                 7.0x                7.3x                7.5x                7.8x             Multiple of LTM EBITDDA
                10.3x               10.6x               11.0x               11.4x             Multiple of 2001E EBITDDA

-----------

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                                     - 62 -

                                                   Discounted Cash Flow Analysis

Klamath Unlevered Free Cash Flows ($ in millions)
--------------------------------------------------------------------------------

                                                       ---------------------------------------------------------------------------
                                                                                        FYE 12/31
                                                       ---------------------------------------------------------------------------
                                                        1998    1999    2000   2001E   2002E   2003E   2004E   2005E  2006E  2007E
                                                       -----   -----   -----   -----   -----   -----   -----   -----  -----  -----
EBIT                                                   $16.3   $29.0   $18.0   ($6.1)   $4.6    $8.6    $7.5   $13.5  $16.1  $17.3
Less: Business Reinvestment of Excess Cash               0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0    0.0    0.0
                                                       -----   -----   -----   -----    ----    ----    ----   -----  -----  -----
Unlevered FCF EBIT                                      16.3    29.0    18.0    (6.1)    4.6     8.6     7.5    13.5   16.1   17.3
Less: Imputed Taxes on Partnership Earnings @ 38.0%      6.2    11.0     6.8    (2.3)    1.8     3.3     2.9     5.1    6.1    6.6
Plus: Depletion, Depreciation and Amortization          21.9    23.3    28.8    30.4    21.3    17.8    18.0    16.8   16.8   16.8
Plus: Cost of Timber & Property Sales                    5.9     0.0     2.6     0.0     0.0     0.0     0.0     0.0    0.0    0.0
Less: Increase in Net Working Capital                    5.3     3.0    (0.8)    1.2     0.0     0.0     0.0     0.0    0.0    0.0
Less: Capital Expenditures                               0.6     1.0     2.3   (13.6)    1.4     1.4     1.4     1.4    1.4    1.4
Less: Proceeds from Sales                                0.0     0.0    (0.1)    0.0     0.0     0.0     0.0     0.0    0.0    0.0
                                                       -----   -----   -----   -----    ----    ----    ----   -----  -----  -----

Unlevered Free Cash Flow                                32.1    37.3    41.1    39.0    22.8    21.7    21.2    23.7   25.4   26.1

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                                     - 63 -

                                                   Discounted Cash Flow Analysis

Yakima Discounted Cash Flow Matrix ($ in millions)
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------     -------------------------------
                                       Perpetuity Growth Rate                                 Normalized UFCF            $4.9
                                                                                              Net Debt as of 09/30/01    66.8
               (0.5%)               0.0%                0.5%                1.0%              Preferred as of 09/30/01   36.0
           ------------------------------------------------------------------------------     Total Units Outstanding    12.9
                                                                                              -------------------------------
Discount
Rate           $34.4               $34.4               $34.4               $34.4              Present Value of Free Cash Flows
                33.3    49.2%       35.5    50.8%       37.9    52.4%       40.6    54.2%     Present Value of Perpetuity
              ------              ------              ------              ------
8.5%            $67.7              $69.8               $72.2               $75.0              Net Enterprise Value
               (35.1)              (33.0)              (30.6)   0.42       (27.8)             Net Equity Value
               (17.2)              (16.1)              (15.0)              (13.6)             Net Equity Value x 49.0%
              ($1.34)             ($1.26)             ($1.16)             ($1.06)             Net Equity Value per Share

                 8.2x                8.7x                9.3x                9.9x             Implied Terminal EBITDDA Multiplier
                 4.5x                4.6x                4.8x                4.9x             Multiple of 2000 EBITDDA
                11.5x               11.8x               12.2x               12.7x             Multiple of 2001E EBITDDA
           ----------------------------------------------------------------------------------------------------------------------

               $33.9               $33.9               $33.9               $33.9              Present Value of Free Cash Flows
                30.7    47.5%       32.6    49.0%       34.7    50.6%       37.0    52.2%     Present Value of Perpetuity
              ------              ------              ------              ------
9.0%           $64.6               $66.5               $68.6               $70.9              Net Enterprise Value
               (38.2)              (36.3)              (34.2)              (31.9)             Net Equity Value
               (18.7)              (17.8)              (16.8)              (15.6)             Net Equity Value x 49.0%
              ($1.45)             ($1.38)             ($1.30)             ($1.21)             Net Equity Value per Share

                 7.7x                8.2x                8.7x                9.3x             Implied Terminal EBITDDA Multiplier
                 4.3x                4.4x                4.5x                4.7x             Multiple of 2000 EBITDDA
                10.9x               11.3x               11.6x               12.0x             Multiple of 2001E EBITDDA
           ----------------------------------------------------------------------------------------------------------------------

               $33.4               $33.4               $33.4               $33.4              Present Value of Free Cash Flows
                28.4    45.9%       30.0    47.3%       31.9    48.8%       33.9    50.4%     Present Value of Perpetuity
              ------              ------              ------              ------
9.5%           $61.8               $63.5               $65.3               $67.3              Net Enterprise Value
               (41.0)              (39.3)              (37.5)              (35.4)             Net Equity Value
               (20.1)              (19.3)              (18.4)              (17.4)             Net Equity Value x 49.0%
              ($1.56)             ($1.50)             ($1.43)             ($1.35)             Net Equity Value per Share

                 7.4x                7.8x                8.3x                8.8x             Implied Terminal EBITDDA Multiplier
                 4.1x                4.2x                4.3x                4.4x             Multiple of 2000 EBITDDA
                10.5x               10.7x               11.1x               11.4x             Multiple of 2001E EBITDDA
-----------

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                                     - 64 -

                                                   Discounted Cash Flow Analysis

Yakima Unlevered Free Cash Flows ($ in millions)
--------------------------------------------------------------------------------

                                                            -----------------------------------------------------------
                                                                                    FYE 12/31
                                                            -----------------------------------------------------------
                                                            2001E    2002E    2003E    2004E    2005E    2006E    2007E
                                                            -----    -----    -----    -----    -----    -----    -----
EBIT                                                        $2.4      $2.0     $4.6     $5.2     $7.5     $4.9     $5.0
Less: Imputed Taxes on Partnership Earnings @ 38.0%          0.9       0.7      1.7      2.0      2.8      1.8      1.9
Plus: Depletion, Depreciation and Amortization               3.5       6.4      6.9      6.9      3.2      2.0      2.0
Less: Increase in Net Working Capital                       (0.5)      0.0      0.0      0.0      0.0      0.0      0.0
Less: Capital Expenditures (Yakima, Antelope, Yainax)        0.4       0.4      0.2      0.1      0.1      0.1      0.1
                                                            ----      ----     ----     ----     ----     ----      ---

Unlevered Free Cash Flow                                    $5.1      $7.3     $9.5     $9.9     $7.7     $4.8      4.9

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                                     - 65 -

--------------------------------------------------------------------------------

                         ------------------------------

                          Cash Distribution Valuation
                                    Analysis

                         ------------------------------

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                                     - 66 -

                                            Cash Distribution Valuation Analysis

Distributions Discounted Cash Flow Matrix ($ in millions)
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------     --------------------------------
                                     Perpetuity Growth Rate                                   Normalized Dividend        $12.7
              (0.5%)                0.0%                0.5%                1.0%              Common Units Outstanding     9.6
           ------------------------------------------------------------------------------     --------------------------------
Discount
Rate            $7.8                $7.8                $7.8                $7.8              Present Value of Free Cash Flows
                86.1    91.7%       91.7    92.2%       97.9    92.6%      104.9    93.1%     Present Value of Perpetuity
               -----              ------              ------              ------
8.5%           $93.9               $99.5              $105.7              $112.7              Net Equity Value

               $9.74              $10.31              $10.95              $11.68              Implied Price per Unit

                 6.2x                6.6x                7.0x                7.4x             Multiple of 2000 EBITDDA
                15.9x               16.8x               17.9x              19.1x              Multiple of 2001E EBITDDA

           ----------------------------------------------------------------------------------------------------------------------

                $7.6                $7.6                $7.6                $7.6              Present Value of Free Cash Flows
                79.4    91.3%       84.2    91.7%       89.6    92.2%       95.7    92.7%     Present Value of Perpetuity
               -----              ------              ------              ------
9.0%           $87.0               $91.8               $97.2              $103.3              Net Equity Value

               $9.01               $9.52              $10.08              $10.71              Implied Price per Unit

                 5.7x                6.0x                6.4x               6.8x              Multiple of 2000 EBITDDA
                14.7x               15.5x               16.5x              17.5x              Multiple of 2001E EBITDDA

           ----------------------------------------------------------------------------------------------------------------------

                $7.4                $7.4                $7.4                $7.4              Present Value of Free Cash Flows
                73.4    90.9%       77.6    91.3%       82.4    91.8%       87.6    92.2%     Present Value of Perpetuity
               -----              ------              ------              ------
9.5%           $80.8               $85.0               $89.7               $95.0              Net Equity Value

               $8.37               $8.81               $9.30               $9.85              Implied Price per Unit

                 5.3x                5.6x                5.9x                6.3x             Multiple of 2000 EBITDDA
                13.7x               14.4x               15.2x               16.1x             Multiple of 2001E EBITDDA

-----------

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                                     - 67 -
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--------------------------------------------------------------------------------

                         ------------------------------

                              Comparable Companies

                         ------------------------------

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                                     - 68 -

                                                            Comparable Companies

Comparable Companies Analysis ($ in millions)
--------------------------------------------------------------------------------

                                                                            Adjusted Market Value as a multiple of
                         Stock/    % of      Market    Adjusted  -------------------------------------------------------------------
                         Unit     52 Week   Value of    Market     LTM      2001E     2002E     LTM    2001E   2002E
      Company            Price     High      Equity     Value    EBITDDA   EBITDDA   EBITDDA    EBIT    EBIT    EBIT    Acres    MBF
----------------------   ------   -------   --------   --------  -------   -------   -------   -----   -----   -----   ------   ----
U.S. Timberlands          $1.9     23.1%      $25.6     $248.3     7.0x     10.2x      9.6x      NM      NM    53.4x     $371   $138
Crown Pacific Partners    $4.7     27.4%      144.1      862.5    10.0x     15.2x      9.9x    24.1x   43.1x   16.4x   $1,030   $187
Deltic Timber            $26.1     87.3%      310.7      419.5    14.9x     13.4x     13.2x    31.6x   24.1x   20.3x     $976
Plum Creek Timber        $28.0     93.4%    1,938.5    2,569.5    14.4x     15.3x     15.2x    19.2x   20.5x   20.3x     $803
Pope Resources           $16.2     63.6%       73.4      130.5    20.9x       NA        NA     33.4x     NA      NA    $1,101   $312
------------------------------------------------------------------------------------------------------------------------------------
Mean (excluding U.S. Timberlands)                                 15.0x     14.6x     12.8x    27.1x   29.2x   19.0x     $977   $250
------------------------------------------------------------------------------------------------------------------------------------

                                       2001 EBITDDA         2002 EBITDDA
                                       -------------       -------------
Selected Multiple Range                11.0x - 13.0x       10.0x - 12.0x
Implied Enterprise Value               267.4 - 316.0       259.5 - 311.4
Less: Net Debt                         222.8 - 222.8       222.8 - 222.8
Implied Equity Value per Unit          $3.47 - $7.25       $2.86 - $6.90


----------
Note: Stock  /  Unit  prices  as  of  11/28/01.   Current   acreage  (000s)  and
      merchantable board feet (MBF) figures obtained from recent company filings and / or analyst reports.

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                                     - 69 -

                                                            Comparable Companies

--------------------------------------------------------------------------------

o     U.S. Timberlands' unit price has fallen 64% from July 26 to November 28

o     Crown Pacific

      o     Share price has fallen 37% from July 26 to November 28

      o     Crown  Pacific  has  undertaken  a  strategy  to   restructure   its
            operations, preserve its core timber assets and reduce debt by divesting its non-core lumber assets

      o In August, Crown Pacific announced a strategic alliance with Louisiana Pacific involving the sale of a Crown sawmill and a long-term log supply commitment from Crown's 250,000 Idaho tree farm

      o     Company has suspended distribution payments

      o Forward EBITDDA estimates have been revised downward significantly (>30%) since July

o     Deltic Timber

      o     Share price has fallen 3% from July 26 to November 28

      o     Woodlands segment contributed 35% of total revenues in 2Q01

      o Woodlands revenues were down 11% vs. 2Q00 as lower sales of non-strategic timberlands and lower pricing more than offset higher timber harvest

      o Woodlands earnings were down 11% vs. 2Q00 although the segment still contributed 95% of total earning before corporate overhead

      o     Forward EBITDDA estimates have remained steady since July

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                                     - 70 -
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                                                            Comparable Companies

Comparable Companies Analysis (Cont'd)
--------------------------------------------------------------------------------

o     Plum Creek Timber

      o     Share price has risen 1% from July 26 to November 28

      o     Merger with The Timber Company closed on October 6

      o     Forward EBITDDA estimates have fallen slightly (<10%) since July

      o     Distribution of $2.28 per year deemed secure by equity analysts

o     Pope Resources

      o     Share price has fallen 14% from July 26 to November 28

      o     No recent equity research reports have been issued on Pope Resources

o     Klamath Falls

      o Total volume post-2001 is slightly higher in the October projections (<5% on average), although the mix is different:
            Deed sales constitute more than half of total volume in the 2001-2003 time period

      o     Delivered  log  prices  are  substantially   lower  in  the  October
            projections, ranging from 6% to 21% lower over the forecast period

      o     Per MBF logging costs are 7% higher in the October projections
            However,   total  logging  costs  are  much  lower  in  the  October
            projections because there are no logging costs associated with the deed sales

      o Klamath's cumulative 2001-2005 EBITDDA is $30 MM lower in the October projections
            Klamath's cumulative 2001-2005 unlevered free cash flow is $15 MM lower

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                                     - 71 -
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                                                            Comparable Companies

Comparable Companies Analysis (Cont'd)
--------------------------------------------------------------------------------

o     Yakima

      o Cumulative volume for the 2002-2005 period is almost twice as great in the October forecasts
            The inclusion of volumes from the Camp 6 properties accounts for most of this change

      o Per MBF logging costs are substantially higher in the October projections

      o Yakima's cumulative 2001-2005 EBITDDA is $18 MM (58%) higher in the October projections
            Yakima's cumulative 2001-2005 unlevered free cash flow is $15 MM (64%) higher

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                                     - 72 -
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--------------------------------------------------------------------------------

                         ------------------------------

                            Comparable Transactions
                                    Analysis

                         ------------------------------

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                                     - 73 -

                                                Comparable Transactions Analysis

Selected Comparable Asset Transactions ($ in millions)
--------------------------------------------------------------------------------

                                                                                                      Board
  Date                                                                Asset             Transaction   Feet            Acres
Announced            Target                 Acquiror               Description           Value ($MM)  (MM)    $/MBF  ('000)  $/Acre
---------   ------------------------  --------------------  --------------------------  ------------  -----   -----  ------  ------
Current(1)  Fruit Growers Supply Co.  Auction underway      Timberlands in CA              $140.0     1,300    $108    370     $378
10/23/01    Bowater                   Wachovia              Southeast pine                 $120.0                NA    147     $816
10/23/01    Bowater                   Hancock               Southeast pine                 $110.0                NA    117     $938
05/29/01    USTK                      USTY                  Hager Mountain Tract             $3.5        15    $233              NA
05/04/01    USTK                      DR Johnson            Westside                         $0.9         6    $133      2     $572
05/04/01    USTK                      Superior Lumber       Jackson                          $0.8         4    $194      1     $594
4/20/01     Pope Resources            Plum Creek Timber     Southwest Washington            $54.0       200    $270     45   $1,213
03/30/01    USTY                      USTK                  Timber cutting rights            $4.5        17    $262              NA
03/01/01    International Paper       Rainer Timber         Timberlands in WA              $500.0                NA    265   $1,887
02/26/01    USTK                      USTY                  Horse Glade, Oregon              $4.0        24    $165     11     $358
02/26/01    USTK                      USTY                  Rodeo Butte, Oregon              $8.0        56    $142     20     $402
12/29/00    Yainax                    USTY                  Timberland in Central OR         $2.9        14    $207      8     $363
06/01/00    USTY                      USTK                  Timber cutting rights            $1.3         4    $310              NA
12/01/99    The Timber Company        Hawthorne Timber Co.  Timberlands in CA              $397.0                NA    194   $2,046
10/04/99    USTK                      USTY                  Antelope Tract                  $18.9        54    $349     54     $349
05/27/99    Boise Cascade             USTY                  Central Washington              $60.0       480    $125     56   $1,071
05/28/97    Ochoco Lumber             USTK                  Fee acres & cutting rights     $110.0       280    $393     45   $2,444
07/20/96    Weyerhauser               USTK                  Klamath Falls(2)               $283.5     1,900    $149    604     $469
                                                            -----------------------------------------------------------------------
                                                            Mean                                               $217            $927
                                                            Median                                             $201            $594
                                                            Weigthed Average Mean                              $159            $934
                                                            -----------------------------------------------------------------------

                                                            -----------------------------------------------------------------------
                                                            Selected $ / MBF Multiples                 $140 -  $170
                                                            Implied Enterprise Value                  262.5 - 318.8
                                                            Less: Net Debt                            222.8 - 222.8
                                                            Implied Equity Value per Unit             $3.09 - $7.47
                                                            -----------------------------------------------------------------------

----------
(1) Not a completed transaction; based on the Company's bid in current auction.

(2)   Original  acquisition  that  formed  the  core  of the  Company's  assets.

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                                     - 74 -

--------------------------------------------------------------------------------

                         ------------------------------

                              Appraisal Valuation

                         ------------------------------

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                                     - 75 -

                                                             Appraisal Valuation

Klamath Falls to Yakima Asset Transfers ($ in millions)
--------------------------------------------------------------------------------

                                             Land Value
                                  ----------------------------------------------
                                  Klamath                  Yakima
                                  -------     ----------------------------------
                                              70.0    Yakima Core (MBG 12/31/00)
                                              22.0    Antelope (MBG)
                                               2.9    Yainax (MBG)
                                   -----      ----
                                   325.0      94.9

Mason Bruce & Gerard appraisal (12/31/00)

                    Appraisal    Transfer
   Transfer           Date         Date      Klamath    Yakima
-------------       ---------    --------    -------    ------
Horse Glade           2/01         2/01       (4.0)       4.0
Rodeo Butte           2/01         2/01       (8.0)       8.0
Timber Rights         3/01         3/01        4.5        0.0
Sprague               5/01         5/01       (3.0)       3.0
Hager Mtn.            5/01         5/01       (3.5)       3.5
Camp 9                8/01         8/01      (12.0)      12.0
                                             -----      -----
                                             (26.0)      30.5

Post Transfer Value                          299.0      125.4

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                                     - 76 -

                                                             Appraisal Valuation

Appraisal Valuation Sensitivity
--------------------------------------------------------------------------------

                                                          Land Value
                                                     ---------------------
                                                     Klamath       Yakima
                                                     -------       -------
Discounted Post Transfer Value                        299.0         125.4
Cash                                                    2.6           2.0
Net Working Capital (incl. restricted cash)            (7.3)          3.4
Preferred                                               0.0         (36.0)
Debt                                                 (225.0)       (75.0)
                                                     ------        ------
Balance Sheet Adjustments                            (229.7)       (105.6)

--------------------------------------------------------------------------
Net Value                                              69.3          19.8
--------------------------------------------------------------------------

                                              Discount to Post Transfer Values
                                              --------------------------------
TIMBZ                                          10%         15%          20%
                                              -----       -----       -------
Klamath                 69.3      $5.39       $3.07       $1.90        $0.74
Yakima Preferred        36.0      $2.80       $2.80       $2.80        $2.80
Yakima @ 49%             9.7      $0.75       $0.28       $0.04       ($0.20)
                       -----      -----       -----       -----        -----
                       115.0      $8.94       $6.14       $4.74        $3.34

Shares                12.860

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                                     - 77 -

                                                             Appraisal Valuation

Issues with Management's Valuation
--------------------------------------------------------------------------------

Klamath
-------

o     Appraisals for Klamath Falls completed as of December 31, 2000

o Senior Management has indicated that pricing has materially changed and has provided the quotes listed below

      o As a result, the MBG valuation may be of limited relevance; however, the extent of any valuation change is uncertain

o In addition, since the MBG appraisal several land holdings have been transferred to Yakima, the values of which have been deducted from Klamath's land value

      o     The  deductions  have  been  at  the  appraised   values  for  these
            transferred assets

      o Like the Klamath appraisal, these appraisals also may be less relevant in the current pricing environment

o To the extent prices have deviated materially, the best approach would be to generate a revised valuation

o To reflect the reduced prices, we have run sensitivities at land valuations at 10% - 20% off the original appraised values

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                                     - 78 -

                                                             Appraisal Valuation

Issues with Management's Analysis
--------------------------------------------------------------------------------

December 31 Klamath Valuation at Lower Current Value
----------------------------------------------------

o Senior Management has attempted to recreate the MBG 12/31/00 appraisal based on current prices; the Senior Management-developed appraisal is at $261 MM (versus $325 MM by MBG at 12/31/00)

o It is entirely unclear, however, whether MBG would in fact value Klamath at $261 MM or at a valuation closer to $325 MM

      o This is because a large part of the appraisal is based on application of a discount factor to an otherwise straightforward valuation (current price * MBF)

      o It is unclear by how much, if any, MBG would change the discount factor in the current price environment

o The appraisal also is meaningfully based upon a 50-year DCF - which assumes a steady (approximately 0.7%) appreciation to prices as of December 2000

      o Senior Management's revised valuation assumes the same approximately 0.7% appreciation, though off a materially lower set of prices

      o It is unclear whether MBG would leave its price appreciation assumptions unchanged, given the lower current prices and the general unusual conditions in the current economy

Deductions of Asset Transfers to Yakima

o Senior Management has deducted from its revised $261 MM appraisal for Klamath, the value of the land transferred to Yakima in February, March, May and August

      o However, Senior Management has not reduced the appraised values of these transfers in light of the current reduced price environment - thus, the deductions may be too high

Yakima
------

o     Senior Management's revision of Yakima's appraisal has the same issues

o Presumably, Yakima has an appraised value of at least $127 MM, otherwise Yakima would be in default on its DG/MBIA loan were it to draw $95 MM as indicated by Senior Management

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                                     - 79 -

--------------------------------------------------------------------------------

                         ------------------------------

                               Minority Close-out
                                    Analysis

                         ------------------------------

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--------------------------------------------------------------------------------

                                                                        Analysis

Minority Close-out  Analysis ($ in  Millions)
--------------------------------------------------------------------------------

                                                                                           % Stock Premium Before Announce.
  Date                                                                        Transaction     1       30     60      90        %
Announced              Target                            Acquiror             Value ($MM)    Day     Days   Days    Days    Acquired
---------   ------------------------------   ------------------------------   -----------    ----    ----   -----   -----   --------
12/29/00    Berlitz International            Benesse Corp.                       $105.0       45%      9%     18%     8%      24.4%
10/27/00    Azurix Corp.                     Enron Corp.                          330.1      135%     91%      2%    12%      33.0%
09/21/00    Hertz Corp.                      Ford Motor Co.                       706.5      105%    156%     94%    57%      18.5%
07/09/00    Life Technologies Inc(Dexter)    Invitrogen Corp                      401.7       19%     21%     15%    19%      25.0%
04/24/00    Cherry Corp                      Investor Group*                      144.0      103%     45%     76%   136%      48.9%
03/21/00    Travelers Property Casualty      Citigroup Inc                      2,449.3       25%     26%     29%    18%      15.0%
03/17/00    Vastar Resources Inc             BP Amoco PLC                       1,575.7       16%     55%     48%    42%      18.0%
03/14/00    Howmet International Inc         Alcoa Inc                            349.3       14%     14%     16%    48%      15.4%
02/22/00    IXnet Inc(IPC Information)       Global Crossing Ltd                  876.9       18%     94%    214%   257%      27.0%
02/02/00    Thermo Instrument Systems Inc    Thermo Electron Corp                 831.7       27%     75%     94%    75%      15.0%
01/31/00    Thermo BioAnalysis(Thermo)       Thermo Instrument Systems Inc        167.9       51%     49%     62%    52%      16.0%
01/31/00    Thermedics(Thermo Electron)      Thermo Electron Corp                 169.2       76%    106%     90%    73%      26.0%
01/19/00    Trigen Energy Corp               Elyo(Suez Lyonnaise des Eaux)        159.2       38%     37%      4%    30%      47.3%
10/21/99    Student Loan Corporation         Citigroup Inc                        180.0       11%      2%     (1%)    9%      20.0%
04/01/99    Aqua Alliance Inc                Vivendi SA                           117.1       29%    158%     45%    55%      17.0%
03/24/99    Knoll Inc(Warburg, Pincus)       Warburg, Pincus Ventures Inc         490.8       84%     25%     (5%)   (4%)     40.0%
03/21/99    Spelling Entertainment Group     Viacom Inc(Natl Amusements)          191.6        8%     47%     34%    36%      19.1%
10/27/98    Citizens Corp(Hanover Ins Co)    Allmerica Financial Corp             212.4       21%     29%     22%     7%      18.0%
10/22/98    BA Merchant Svcs(BankAmerica)    Bank of America National Trust       339.4       47%     69%     11%     7%      32.8%
09/08/98    PEC Israel Economic Corp         Investor Group*                      125.0       60%     45%     61%    55%      18.7%
04/30/98    Mycogen Corp(Dow AgroSciences)   Dow AgroSciences(Dow Chemical)       379.3       42%     49%     42%    46%      31.7%
03/27/98    Intl Specialty Prods             ISP Holdings Inc                     324.5        4%     18%     20%    26%      16.0%
03/17/98    BET Holdings Inc                 Investor Group*                      462.3       16%     14%     18%    21%      42.0%
03/02/98    Coleman Co Inc                   Sunbeam Corp                         486.0       49%    122%    137%   103%      18.0%
01/22/98    BT Office Products Intl Inc      Koninklijke KNP BT NV                138.1       33%     45%     30%    62%      30.0%
09/18/97    Guaranty National Corp           Orion Capital Corp                   117.2       11%     32%     47%    71%      22.7%
06/20/97    Wheelabrator Technologies Inc    Waste Management Inc                 869.7       27%     25%     28%     8%      33.0%
06/02/97    Acordia Inc(Anthem Inc)          Anthem Inc                           193.2       13%     26%     23%    43%      33.2%
05/14/97    Enron Global Power & Pipelines   Enron Corp                           428.0       12%     23%     12%    26%      48.0%
02/25/97    Fina Inc                         Petrofina SA                         257.0       20%     16%     25%    13%      14.6%
02/20/97    NHP Inc(Apartment Investment)    Apartment Investment & Mgmt Co       114.5       28%     22%     16%    16%      44.9%
01/28/97    Calgene Inc(Monsanto Co)         Monsanto Co                          242.6       62%     44%     62%    64%      43.7%
01/21/97    Mafco Consolidated Grp(Mafco)    Mafco Holdings Inc                   116.8       24%     24%     26%    12%      15.0%
01/13/97    Zurich Reinsurance Centre        Zurich Versicherungs GmbH            319.0       17%     17%     20%    23%      34.0%

                                             --------------------------------------------------------------------------------------
                                             Overall Median                                 27.0%   32.4%   28.2%   26.5%     24.7%
                                             --------------------------------------------------------------------------------------

----------
Note: Reflects transaction sizes between $100 million and $3 billion since 1996 in which the acquiror owned more than 50% of the target prior to the transaction and closed out the remaining stake.

* Represents management buy-out.

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                                     - 81 -

                                                                        Analysis

Minority Close-out Analysis
--------------------------------------------------------------------------------

Applied to:                                                             Days Before Date
-------------------------------------------------         ------------------------------------------
                                                          1 Day      30 Days     60 Days     90 Days
  Pre-Announcement Price, 11/8/01 ($2.30)                 $2.37       $2.70       $4.50       $5.59
  First Special Committee Meeting, 8/2/01 ($5.60)          5.55        5.85        5.54        7.16
  Announcement of Offer Terms, 5/10/01 ($6.92)             7.00        7.98        7.78        7.69
  Initial Announcement, 11/2/01 ($8.50)                    6.44       10.50       10.13       10.00

---------------------------------------------------------------------------------------------------
Relevant Premium                                          27.0%       32.4%       28.2%       26.5%
---------------------------------------------------------------------------------------------------

Applied to:
-------------------------------------------------
  Pre-Announcement Price, 11/8/01 ($2.30)                 $3.01       $3.57       $5.77       $7.07
  First Special Committee Meeting, 8/2/01 ($5.60)          7.05        7.74        7.10        9.06
  Announcement of Offer Terms, 5/10/01 ($6.92)             8.89       10.56       9.97         9.72
  Initial Announcement, 11/2/01 ($8.50)                    8.18       13.90       12.98       12.65

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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         ------------------------------

                                      WACC

                         ------------------------------

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--------------------------------------------------------------------------------

                                                                            WACC

Weighted Average Cost of Capital Model ($ in Millions)
--------------------------------------------------------------------------------

                                 Projected       Adjusted         Market       Debt/
                                 Levered         Market           Equity       Equity       Unlevered
Company                          Beta (1)        Value            Value        Ratio        Beta (2)
-------                          ---------      ---------        -------       ------       ---------
---------------------------------------------------------------------------------------------------
U.S. Timberlands                   0.34           $140.3           $25.6       448.4%         0.09
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Crown Pacific Partners             0.68            717.7 (3)       242.4       196.1%         0.31
Deltic Timber                      0.51            444.3           327.6       35.6%          0.42
Fletcher Challenge Forests         0.78            533.2           339.2       57.2%          0.58
Plum Creek Timber                  0.58          2,648.8         1,989.7       33.1%          0.48
Pope Resources                     0.28            143.8            85.4       68.5%          0.20
The Timber Company                 0.73          3,601.1         2,980.1       20.8%          0.64
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Mean (excl. UST)                   0.59         $1,348.1          $994.1       68.5%          0.44
Median (excl. UST)                 0.63            625.4           333.4       46.4%          0.45
---------------------------------------------------------------------------------------------------


----------
(1) Source: BARRA U.S. and global equity models; assumes book value of debt approximates market value, unless fair market value of debt available.

(2)   Unlevered  Beta = Projected  Levered Beta / (1 + (Debt / Equity * (1 - Tax
      Rate).

(3) For Crown Pacific, adjusted market value assumes that the fair market value of debt is 80% of par based on an examination of credit statistics.

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                                     - 84 -

                                                                            WACC

--------------------------------------------------------------------------------

                                Projected                                                       Cost of       Weighted
                                Levered        Debt/       Debt/     Cost of     Cost of         Debt        Avg. Cost
Company                         Beta (2)      Capital     Equity     Equity      Debt (3)      After-tax     of Capital
--------------------------      ---------     -------     ------     -------     --------      ---------     ----------

---------------------------------------------------------------------------------------------------------------------
U.S. Timberlands                  0.34         81.8%      448.4%       7.8%       19.9%          12.3%          11.5%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Crown Pacific Partners            0.68         66.2%      196.1%      10.4%       14.0% (4)       8.7%           9.2%
Deltic Timber                     0.51         26.3%       35.6%       8.8%        7.1%           4.4%           7.7%
Fletcher Challenge Forests        0.78         36.4%       57.2%      11.3%        9.2%           5.7%           9.2%
Plum Creek Timber                 0.58         24.9%       33.1%       9.2%       11.1%           6.9%           8.6%
Pope Resources                    0.28         40.6%       68.5%       7.2%        9.7%           6.0%           6.7%
The Timber Company                0.73         17.2%       20.8%      10.4%        8.1%           5.0%           9.5%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Mean (excl. UST)                  0.59         35.3%       68.5%       9.5%        9.9%           6.1%           8.5%
Median (excl. UST)                0.63         31.3%       46.4%       9.8%        9.4%           5.9%           8.9%
---------------------------------------------------------------------------------------------------------------------

Marginal Tax Rate  Risk Free Rate(5)   Equity Risk Premium(6)   Size Premium(7)
-----------------  -----------------   ----------------------   ---------------
       38.0%             4.31%                  7.4%              Mid-cap   1.0%
                                                                  Low-cap   1.5%
                                                                Micro-cap   3.0%

----------
(1) Based on the Weighted Average Cost of Capital and Capital Asset Pricing Models and DrKW calculations.

(2) Source: BARRA U.S. and global equity models; assumes book value of debt approximates market value, unless fair market value of debt available.

(3) Cost of debt assumed to be to equal the outstanding instruments' Yield to Maturity, when available, or the instruments' coupon rate when YTM is not available.

(4) Represents an estimate of yield to maturity based on estimated credit statistics (Crown Pacific's actual weighted average coupon is 9.1%).

(5)   10 year U.S. Treasury as of 11/09/01.

(6) Equity risk premium is based on the differences of historical arithmetic mean returns from 1926-2000 on large company stock total returns less intermediate bond income returns.

(7) Size premiums are based on the following market capitalizations: Mid-cap ($840 million to $4,144 million), Low-cap ($192 million to $840 million) and Micro-cap (less than $192 million).

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                                     - 85 -

                                                                            WACC

--------------------------------------------------------------------------------

 Capital Structure         Cost of Equity           Cost of Debt
------------------      ---------------------     ----------------     Wtd. Avg.
 Debt/       Debt/      Relevered     Cost of     Before     After     Cost of
Capital     Equity       Beta (2)     Equity       Tax        Tax      Capital
-------     ------      ---------     -------     ------     -----     ---------
 0%            0%          0.25         6.2%       13.5%      8.4%       6.2%
10%           11%          0.27         6.3%       14.0%      8.7%       6.5%
20%           25%          0.29         6.4%       14.5%      9.0%       7.0%
30%           43%          0.32         6.7%       15.0%      9.3%       7.4%
40%           67%          0.35         6.9%       15.5%      9.6%       8.0%
50%          100%          0.41         7.3%       16.0%      9.9%       8.6%
60%          150%          0.48         7.9%       16.5%     10.2%       9.3%
70%          233%          0.61         8.8%       17.0%     10.5%      10.0%
80%          400%          0.87        10.7%       17.5%     10.9%      10.8%
90%          900%          1.65        16.5%       18.0%     11.2%      11.7%

Marginal Tax Rate     Risk Free Rate (3)     Market Risk Premium (4)
-----------------     ------------------     -----------------------
      38.0%                 4.31%                    10.4%

----------
(1) Based on the Weighted Average Cost of Capital and Capital Asset Pricing Models and DrKW calculations.

(2)   Relevered Beta = Unlevered Beta * (1+ Debt/Equity Ratio * (1 - Tax Rate)).

(3)   10 year U.S. Treasury as of 10/22/01.

(4) Market risk premium is calculated as the arithmetic difference between the long-term rate of return on common stocks from 1926 - 2000 and the expected micro-capitalization equity size premium from companies with market capitalizations below $192 million.

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                                     - 86 -